UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

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☐ Soliciting Material Under § 240.14a-12

COMSTOCK INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMSTOCK INC.

117 American Flat Road
P.O. Box 1118

Virginia City, Nevada 89440

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Comstock Inc. (“Comstock” or the “Company”) will be held at the Peppermill Hotel, 2707 S. Virginia St., Reno, NV 89502 on May 28, 2026, at 9:00 a.m. Pacific Daylight Time (“PDT”), to:

1.	Elect the eight named nominees to the Board of Directors (our “Board”) for the ensuing year or, if earlier, until their successors are duly elected and qualified;

2.	Ratify the appointment of Assure CPA, LLC, as our independent registered public accounting firm, for the fiscal year ending December 31, 2026;

3.	Approve a non-binding advisory resolution for the compensation of our named executive officers;

4.	Approve the Comstock Inc. 2026 Equity Incentive Plan; and

5.	Conduct any other business that may properly come before the meeting or any adjournments or postponements thereof.

Holders of shares of Comstock’s common stock of record at the close of business on March 31, 2026, may vote at the meeting.

The approximate mailing date of this notice, accompanying proxy statement and proxy card is April 10, 2026.

UNLESS YOU PROVIDE SPECIFIC INSTRUCTIONS AS TO HOW TO VOTE, BROKERS MAY NOT VOTE YOUR SHARES OF COMMON STOCK ON THE ELECTION OF DIRECTORS, THE NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS OR THE APPROVAL OF THE COMSTOCK INC. 2026 EQUITY INCENTIVE PLAN.

This year, we are again making our Annual Meeting materials accessible to our shareholders electronically, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Shareholders that do not opt out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

To ensure your vote is counted, please vote your shares promptly by completing, signing, dating, and returning the Company provided proxy card in the postage-paid envelope provided, or by telephone or Internet, regardless of whether you plan on attending the meeting.

If you are present at the meeting, you may supersede your proxy and vote in person, even if you have already voted your proxy by mail, telephone, or Internet.

By Order of the Board of Directors

April 10, 2026

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

COMSTOCK INC.

TO BE HELD May 28, 2026

APPROXIMATE DATE OF MAILING – April 10, 2026

This Proxy Statement (“Proxy Statement”) sets forth certain information about the accompanying proxy for the 2026 Annual Meeting of shareholders of Comstock Inc. (the “Meeting”), or any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Meeting will be called to order at 9:00 a.m., PDT, on May 28, 2026.

The Meeting will be held at the Peppermill Hotel, 2707 S. Virginia St., Reno, NV 89502. Comstock shareholders as of the record date of March 31, 2026, can participate in person at the annual meeting, including to vote your shares and/or submit questions during the meeting.

Meeting attendants must be a shareholder on the record date and have previously registered for the Meeting. Shareholders can register for the Meeting by visiting www.proxyvote.com and using your 16-digit control number located in your proxy materials and selecting “Attend a Meeting.” Registered shareholders will receive a confirmation e-mail and Meeting instructions.

The Meeting will begin promptly at 9:00 a.m. PDT / 12:00 p.m. EDT.

The Board solicits this proxy and urges immediate voting. You may change or revoke your proxy at any time before it is voted at the Meeting. For more information on voting, please refer to the “Questions and Answers” section. Unless the context otherwise indicates, references to “Comstock,” “we,” “us,” “our” or “the Company” means Comstock Inc.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), has been filed and will be accessible together with this Proxy Statement by our shareholders. Our Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein.

QUESTIONS AND ANSWERS FOR ANNUAL MEETING

Q:	Who is asking for my vote and why am I receiving this document?

A:

Directors ask that you vote on the matters listed in the Notice of Annual Meeting of shareholders that are described in this Proxy Statement. We are providing this Proxy Statement and related proxy materials to our shareholders in connection with the solicitation by the Board of proxies to be voted during the Meeting. A proxy, if duly executed and not revoked, will be voted in accordance with the specific instructions noted on the proxy and, if it does not contain specific instructions, will be voted in accordance with the recommendations of the Board set forth in this Proxy Statement.

Q:	Where is the Meeting?

A:	The Meeting will take place at the Peppermill Hotel, 2707 S. Virginia St., Reno, NV 89502.

Q:	Who is entitled to vote?

A:

You may vote if you owned shares of our common stock, par value $0.000666 per share (“Common Stock”) on March 31, 2026, the date established by the Board under Nevada law and our by-laws for determining shareholders entitled to notice of and to vote at the Meeting. On the record date, there were 74,099,140 outstanding shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter properly brought before the Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person to vote your stock. If you designate someone in writing, that document is also called a proxy or a proxy card. Messrs. William J. Nance and Walter A. Marting Jr. have been designated as proxies or proxy holders for the Meeting. Proxies properly executed and received by our Secretary prior to the Meeting and not revoked will be voted in accordance with the terms thereof.

Q:	What is a voting instruction form?

A:

A voting instruction form is the instruction form you receive from your bank, broker, or its nominee if you hold your shares of Common Stock in street name. Shares are held in “street name” when a bank, brokerage or its nominee holds such shares on behalf of a client. The name that appears on the stock or bond certificate is that of bank, brokerage, or its nominee. The form instructs you on how to direct your bank, broker, or its nominee, as record holder, to vote your shares.

Q:	What am I voting on at the Meeting?

A:	You will be voting on the following matters at the Meeting:

•	Election of the eight named nominees to the Board;
•	Ratification of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•	Approval of a non-binding advisory resolution relating to the compensation of our named executive officers;
•	Approve the Comstock Inc. 2026 Equity Incentive Plan; and
•	Any other business that may properly come before the Meeting or any adjournments or postponements thereof.

Q:	How many votes must be present to hold the Meeting?

A:

In order for the Meeting to be conducted, one-third of the outstanding shares of Common Stock, as of the record date, must be represented in attendance in person or by proxy at the Meeting. This is referred to as a quorum. Abstentions, withheld votes, and shares held of record by a bank, broker, or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) are included in determining the number of votes present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Q:	What vote is needed to elect directors?

A:

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock voted in the election of directors. To be elected by a “plurality” of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication on the proxy card that you “withhold authority,” by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

Q:	What vote is needed to ratify the appointment of Assure CPA, LLC?

A:

The ratification of the appointment of Assure CPA, LLC requires that the votes cast in favor exceed the votes cast in opposition. Abstentions and broker non-votes will have no effect on approval of this proposal.

Q:	What vote is needed to approve the non-binding advisory resolution for the compensation of our named executive officers?

A:

The approval of the non-binding advisory resolution for the compensation of our named executive officers requires that the votes cast in favor exceed the votes cast in opposition. Abstentions and broker non-votes will have no effect on approval of this proposal. Because this resolution is advisory, it will not bind the Company or the Board. However, the Board will review and consider the results of this vote for future executive compensation decisions.

Q:	What vote is needed to approve the Comstock Inc. 2026 Equity Incentive Plan?

A:	Approval of the Comstock Inc. 2026 Equity Incentive Plan requires that the votes cast in favor exceed the votes cast in opposition. Abstentions and broker non-votes will have no effect on approval of this proposal.

Q:	What are the voting recommendations of the Board?

A:

The Board recommends that shareholders vote “FOR” all of the proposed nominees for director, “FOR” the ratification of the appointment of Assure CPA, LLC, “FOR” the non-binding advisory resolution approving the compensation of our named executive officers and “FOR” the approval of the Comstock Inc. 2026 Equity Incentive Plan.

Q:	How do I vote?

A:

Registered shareholders (shareholders who hold Common Stock in certificated form in their name or book-entry shares directly registered in their name with the Company’s transfer agent, as opposed to through a bank, broker, or other nominee) may vote during the Meeting or by proxy. Registered shareholders may submit their proxies by completing, signing and dating the Company provided proxy card and returning it in the Company provided postage-paid envelope.  Shareholders who hold Common Stock through banks, brokers or other nominees (street name shareholders) who wish to vote during the Meeting should be provided voting instructions on the instruction form provided to them from the institution that holds their shares. If this has not occurred, please contact the institution that holds your shares. Street name shareholders may also be eligible to vote their shares electronically by following the voting instructions provided by the bank, broker or other nominee that holds the shares, using either the toll-free telephone number or the Internet address provided on the voting instruction form, or otherwise complete, date and sign the voting instruction form and return it promptly in the provided postage-paid envelope. Shareholders who hold shares in street name are NOT permitted to vote for such shares during the Meeting, unless the bank, broker, or its nominee has authorized such shareholders to act on behalf of the bank, broker or nominee. To obtain such authorization, street name shareholders will need to obtain a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, broker or other similar organization through which you hold your shares.

The deadline for proxies received by mail is 5:00 p.m., PDT, on May 27, 2026.

Q:	Can I attend the Meeting?

A:

The Meeting is open to all holders of our Common Stock as of the record date, March 31, 2026. You may vote by attending the Meeting and voting in person. Even if you plan to attend the Meeting, however, we encourage you to vote your shares by proxy.

Q:	Can I change or revoke my vote?

A:	Any shareholder giving a proxy may change or revoke it at any time before it is voted during the Meeting. A proxy can be changed or revoked by:

•	delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed under “Shareholder Proposals”; or
•	attending the Meeting and voting.

If you decide to vote by completing, signing, dating and returning the Company provided proxy card, you should retain a copy of the proxy card should you decide later to change or revoke your proxy. Your attendance at the Meeting will not itself revoke a proxy.

If you are a shareholder whose stock is held in street name with a bank, broker or other nominee, you must follow the instructions found on the voting instruction form provided by the bank, broker, or other nominee, or contact your bank, broker or other nominee in order to change or revoke your previously given proxy. Shareholders who hold shares in street name are NOT permitted to vote for such shares during the Meeting, unless the bank, broker or its nominee has authorized such shareholders to act on behalf of the bank, broker, or nominee. To obtain such authorization, street name shareholders will need to have a valid “legal proxy.” You can obtain a legal proxy by contacting your account representative at the bank, broker, or other similar organization through which you hold your shares.

Q:	How will my shares be voted if I sign, date and return my proxy card, but do not complete the proxy card with respect to each proposal?

A:

Shareholders should specify their choice for each matter on the Company provided proxy. If no specific instructions are given, it is intended that all proxies that are signed and returned will be voted “FOR” the election of all nominees for director, “FOR” the ratification of the appointment of Assure CPA, LLC, “FOR” the non-binding advisory resolution relating to the compensation of our named executive officers and “FOR” the approval of the Comstock Inc. 2026 Equity Incentive Plan.  As to any other business that may properly come before the Meeting, the persons named in the Company provided proxy card will vote the shares of Common Stock represented by the proxy in the manner as the Board may recommend, or otherwise in the proxy holders’ discretion. The Board does not presently know of any other such business.

Q:	How will my shares be voted if I do not return my proxy card or my voting instruction form?

A:

It will depend on how your ownership of shares is registered. If you own your shares as a registered holder (meaning that your shares are registered in your name with Equiniti, our transfer agent), your shares will only be voted if Equiniti receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Meeting and will not count toward the quorum requirement, which is explained under “Questions and Answers For Annual Meeting — How many votes must be present to hold the Meeting?” above, unless you attend the Meeting to vote them in person.

If you own your shares and they are held in street name (meaning that your shares are registered in the name of your bank, broker or other nominee), your bank, broker or other nominee may not vote your shares in their discretion (with certain limited exceptions), unless you have provided voting instructions to the bank, broker or its nominee. Under the rules of the NYSE American LLC (“NYSE American”), your broker may vote your shares in their discretion only on “routine matters.” Based on the rules of the NYSE American, we believe that the ratification of the appointment of Assure CPA, LLC as our independent registered public accounting firm is a routine matter for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you are a shareholder whose shares of Common Stock are held in street name with a bank, broker, or other nominee and you do not return your voting instruction form, your bank, broker or other nominee may vote your shares on the ratification of the appointment by the Audit and Finance Committee of Assure CPA, LLC as our independent registered public accounting firm, but may not vote your shares on the election of directors, the non-binding advisory resolution relating to the compensation of our named executive officers or the approval of the Comstock Inc. 2026 Equity Incentive Plan.

Q:	Where can I find the results of the Meeting?

A:

We intend to announce preliminary voting results during the Meeting and publish final results through a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”) within four business days of the Meeting.

Q:	Who pays for the solicitation of proxies?

A:	We pay for the cost of the solicitation of proxies, if any.

Q:	Could other matters be decided at the Meeting?

A:

As of the date of this Proxy Statement, the Board did not know of any other business that might be brought before the Meeting. However, if any other matters should properly come before the Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

Q:	Where can I find the Company’s corporate governance materials?

A:

Our Code of Conduct and Ethics and the charters of our Audit and Finance Committee, Organization, Operating System, Compensation and Communities Committee and Nominating, Governance, Board Planning and Strategic Alignment Committee, are available on our website at https://comstock.inc/investors/leadership-governance/ and are available in print to any shareholder upon request by contacting our investor relations representatives.

Q:	How do I communicate with the Board?

A:

Shareholders and other interested persons may communicate with the full Board, a specified committee of the Board, or a specified individual member of the Board, in writing, by mail addressed to: Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee. The Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee and his duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board, (2) one or more committees of the Board, (3) one or more Board members and/or (4) other individuals or entities.

***********

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2026.

This Proxy Statement and our Annual Report on Form 10-K are both available free of charge on our website at https://comstock.inc/investors/sec-filings/. We will provide these documents, without charge, to each person to whom this Proxy Statement has been delivered, and, upon the request of any such person, additional copies of our Annual Report on Form 10-K. Requests should be directed to our Corporate Secretary as described below:

Comstock Inc.
P.O. Box 1118
Virginia City, Nevada 89440
Attention: Mr. Zach Spencer, Corporate Secretary and Treasurer
Telephone: (775) 847-7573

We make available, free of charge, through our website, our prior year’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as practical after such documents are electronically filed with, or furnished to, the SEC. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any of our other SEC filings.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Nominating, Governance, Board Planning and Strategic Alignment Committee has unanimously recommended to the Board, and the Board has unanimously approved, the persons named below as nominees for election to the Board at the Meeting. Each nominee has consented to being named as such and to serve as such, if elected. Messrs. Colvin, De Gasperis, Drozdoff, Marting, Nance and Spence and Ms. Slanina each presently serve as a director, and Mr. Pei has been appointed to serve as director effective April 15, 2026. Proxies will be voted for the election of the persons named below (or if for any reason such persons are unavailable, of such substitutes as the Board may designate) as directors for the ensuing year. The Board has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a director until his or her successor is elected at our 2027 annual meeting of shareholders or until his or her earlier resignation or removal.

Set forth below is information concerning the age, principal occupation, employment and directorships during the past five years and positions with the Company of each nominee and director, and the year in which he or she first became a director of the Company, including a brief discussion of the current specific and relevant experiences, qualifications, attributes or skills that led to the conclusion that each director nominee should serve our Company’s business as a director. The Nominating, Governance, Board Planning and Strategic Alignment Committee of the Board reviews the skills and characteristics of new and existing directors, including diversity, at least annually.

Corrado De Gasperis; age 60; Chief Executive Officer since 2010, director since 2011. Mr. De Gasperis brings more than 38 years of financial and operational systemic management, transformative project management and capital markets experience in material-science based, renewable metals, materials, energy and mining industries. Mr. De Gasperis served as the Company’s Executive Chairman from 2015 to March 2026. He has also served as chairman of Bioleum Corporation, a consolidated subsidiary of the Company (“Bioleum”), since the Company separated its renewable fuels segment into Bioleum during 2025, and as a director of each of the Company’s wholly- and majority-owned subsidiaries and Sierra Springs Opportunity Fund Inc. (“SSOF”), a strategic minority investee of Comstock, since he founded SSOF with Comstock in July 2019. From 2006 to 2009, Mr. De Gasperis served as the chief executive officer of Barzel Industries Inc. (“Barzel”) and its predecessors. Barzel operated a network of 15 steel-based manufacturing, processing and distribution facilities in the United States and Canada that offered a wide range of metal solutions to various industries. From 1998 to 2006, Mr. De Gasperis held roles of increasing responsibility at GrafTech International Ltd. (“GrafTech”), a global manufacturer of graphite electrodes and cathodes and other innovative electrification and thermal management solutions. GrafTech reliably commercialized new product innovations, repeatedly winning annual “R&D100” Awards for the successful commercialization of a top 100 new product. From 2001 to 2006, he served as GrafTech’s chief financial officer, in addition to his duties as vice president and chief information officer and a leader of its restructuring, recapitalization and systemic transformation. From mid-1998 to 2000, he served as the Controller of GrafTech. From 1987 to 1998, Mr. De Gasperis was with KPMG LLP, where he was a Certified Public Accountant for the international firm and served clients such as General Electric Company and Union Carbide Corporation. KPMG announced his admittance into the partnership, as a Partner, effective July 1, 1998.

Mr. De Gasperis is a director and officer of SSOF and GDR Global LLC, a manufacturer of innovative and renewable building materials. Mr. De Gasperis is also a founding member and the chairman of the Board of Directors of the Comstock Foundation for History and Culture, a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and a member of the University of Nevada’s Honor College Advocacy Board. He also previously served as a director of GBS Gold International Inc., where he was chairman of the Audit and Compensation Committees and a member of the Nominations and Advisory Committees. Mr. De Gasperis holds a BBA from the Ancell School of Business at Western Connecticut State University, with honors, and embraces the Theory of Constraints and Theory of Profound Knowledge as the leading enablers for designing, deploying, managing, measuring and governing complex systems.

Leo M. Drozdoff; age 60; director since February 2018 and serves as the Chair of the Environmental Committee and a member of the Organization, Operating System, Compensation and Communities Committee. Mr. Drozdoff has extensive experience in Nevada's mining industry, including engineering, legislation, environmental regulation, economic development, legislation and historical preservation. Since 2016, Mr. Drozdoff has owned and operated The Drozdoff Group, a natural resource consulting firm, and in 2018, he became a Partner in The Perkins Company, a government affairs and registered lobbying firm in Nevada, representing a variety of mining and other environmental companies. He previously served as the Director of the Nevada Department of Conservation and Natural Resources from 2010 to 2016, and from 2010 to 2016 he was a Cabinet member reporting to two Nevada Governors, where Mr. Drozdoff oversaw 900 state employees responsible for mining, environmental protection, water resources, forestry, state parks, state lands and the State Historic Preservation Office. In November 2025, Mr. Drozdoff began serving on Nevada Governor Lombardo’s Working Group on Water. Mr. Drozdoff also served as lead Administrator of Nevada’s Division of Environmental Protection from October 2004 to April 2010 and as Bureau Chief over Water Control and Mining Regulation from 1998 to 2001, two of the most critical Nevada mining regulatory bureaus. He also chaired the Nevada Public Employee Benefits Program Board from 2011 to 2016, overseeing the benefits of more than 30,000 public employees, retirees and their families. Mr. Drozdoff is a graduate of Bucknell University with a Bachelor of Science in Civil Engineering. He also holds an MBA in Management from the University of Nevada, Reno.

Walter A. “Del” Marting Jr.; age 79; director since April 2018 and Non-Executive Chairman of the Board since March 2026. Mr. Marting serves as a member of the Nominating, Governance, Board Planning and Strategic Alignment Committee. In 2025, Mr. Marting joined Bristol AI Holdings, Inc. (“Bristol AI Holdings”), a private equity investment firm based in La Jolla, California, as president and chief financial officer. Bristol AI Holdings focuses on investments applying artificial intelligence to specific market verticals, including logistics management of the U.S. Navy’s ballistic nuclear-submarine fleet, as well as applications in the workers’ compensation insurance and behavioral healthcare markets. He is a founder and has served as a member of the board of directors since March 2025 of Advanced Behavioral Strategies, Inc., in Miami, Florida. The firm manages an affiliate network of 2,800 behavioral health clinics that provide a wide range of interventional psychiatric treatments to patients nationwide. These clinics offer breakthrough care for individuals—including many veterans—suffering from brain disease, traumatic brain injury, and substance use disorders. Mr. Marting began his career as a mining executive with Amax Inc., a Fortune 500 diversified metals and mining company (since acquired by Freeport-McMoRan). He held positions of increasing responsibility at Amax, starting as a shift boss at the company’s largest underground and open-pit molybdenum mine, Climax Molybdenum, and later became head of worldwide strategic planning for Amax’s new properties. In 1982, he was appointed Vice President of Finance and Administration for Amax Europe and was responsible for Amax’s treasury and financial operations at its European headquarters in Paris, France. He also consolidated and oversaw Amax’s metal trading for molybdenum, tungsten, copper, coal, and iron ore in Paris. Following his time at Amax, Mr. Marting worked as an investment banker—first in Los Angeles at the boutique firm L.J. Kaufman and Co., and later as a senior advisor at the merchant banking firm JFP Holdings, Inc., based in New York and Beijing. JFP Holdings, founded by Jack Perkowski (former head of investment banking at Paine Webber), oversaw a portfolio of cross-border China–U.S. mergers and acquisitions. Mr. Marting earned a B.A. in English from Yale University in 1969 and an M.B.A. from Harvard Business School. He is also a U.S. Navy veteran, including service as a member of U.S. Navy SEAL Team Two.

William J. Nance; age 82; director since October 2005 and serves as the Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee and a member of the Audit and Finance Committee and the Organization, Operating System, Compensation and Communities Committee. Mr. Nance is the president and chief executive officer of Century Plaza Printers, Inc., a company he founded in 1979 and has served as a consultant in the acquisition and disposition of commercial real estate. Mr. Nance is a retired Certified Public Accountant and, from 1970 to 1976, was with Kenneth Leventhal & Company where he specialized in REITS, restructurings of real estate companies, mergers and acquisitions, and most phases of real estate development and financing. Mr. Nance has been a Director of InterGroup Corporation (NASDAQ: INTG), a real estate investment trust, since 1984, and of its subsidiaries, Santa Fe Financial Corporation (OTCBB: SFEF) and Portsmouth Square, Inc. (OTCPK: PRSI), since May 1996. He holds a Bachelor’s degree in Business Administration from California State University in Los Angeles. Mr. Nance has extensive management experience within a wide range of businesses and brings more than 40 years of public company director experience. Mr. Nance is an Air Force veteran who served from 1962 to 1966 during the Vietnam War.

Kristin M. Slanina; age 56, director since May 2022 and Vice Chair of the Board since March 2026. Ms. Slanina serves as a member of the Organization, Operating System, Compensation and Communities Committee. Ms. Slanina is deeply engaged in advancing sustainable and resilient energy, mobility, and infrastructure solutions. Most recently, Ms. Slanina served from 2021 to 2024 as chief innovation officer of ParkMyFleet, where she created electric vehicle (EV) mobility hubs. She was also Managing Director of Charge Across America event in 2021, leading a nationally filmed EV rally and documentary with five teams driving from New York to Los Angeles to generate real-world insights into EV adoption. From 2020 to 2021, Ms. Slanina was chief operating officer of TrueCar Inc. (NASDAQ: TRUE), an online automotive marketplace serving consumers and a network of more than 10,000 certified dealers. She also served as chief transformation officer of Thirdware Solution, Inc., a privately held IT consulting organization, where she led the Emerging Technology group and expanded strategic partnerships with Ford and other OEMs and Tier 1 suppliers in vehicle software and machine learning, from 2019 to 2020. From 2015 to 2019, Ms. Slanina was executive director of automotive and transportation mobility for Ernst & Young’s global mobility practice, advising clients on mobility transformation and smart cities. Earlier in her career, she spent more than two decades at Ford Motor Company (NYSE: F), including ten years as a core engine engineer and later leading fuel economy, greenhouse gas, propulsion strategy, and Ford’s Future of Mobility blueprint. She completed a three-year international assignment in Cologne, Germany, where she learned to speak German. Ms. Slanina is a longtime champion of women in leadership and has mentored hundreds of women throughout her career. She is the author of Shifting Gears: 7 Power Moves to Design a Life You Love, Grow Your Career, and Lead with Impact, and co-author of The Fast Future Blur chapter on “MetaMobility,” which provides strategic frameworks for navigating rapid transformation. She brings more than 30 years of experience in automotive engineering, mobility, sustainability, digital transformation, and board leadership to Comstock. Ms. Slanina previously served on the public board of Ouster, Inc. (NASDAQ: OUST), a designer and manufacturer of high-performance digital LiDAR sensors and perception software, and served on its Audit, Nomination/Governance, and Compensation Committees. Ms. Slanina holds Bachelor’s and Master’s degrees in Mechanical Engineering from the Massachusetts Institute of Technology, with a minor in French.

Donald A. Colvin; age 73; director since March 2026. Mr. Colvin is a seasoned public company chief financial officer and board director with deep expertise in financial oversight, semiconductors, technology and capital-intensive industries. Mr. Colvin most recently served as the Interim Chief Financial Officer of Isola Group Ltd., a manufacturer of high performance laminates, from June 2015 to July 2016. Previously, he served as the chief financial officer of Caesars Entertainment Corporation, a gaming and hospitality company, from November 2012 to January 2015 and Executive Vice President and chief financial officer of ON Semiconductor Corp., a manufacturer of power semiconductors, from April 2003 to October 2012. Prior to joining ON Semiconductor Corp., Mr. Colvin held chief financial officer roles at Atmel Corporation and European Silicon Structures, along with senior finance roles at Motorola. He currently serves as a director of Maxeon Solar Technologies Ltd. (NASDAQ: MAXN) and as Audit Committee Chair and Independent Director at each of Viavi Solutions Inc. (NASDAQ: VIAV) and Agilysys, Inc. (NASDAQ: AGYS). Mr. Colvin was initially appointed to the Board and has been nominated for re-election at the Meeting pursuant to the terms of the Cooperation Agreement (as defined in “Certain Relationships and Related Person Transactions”).

Robert M. Spence; age 69; director since March 2026 and serves as the chair of the Organization, Operating System, Compensation and Communities Committee and the Audit and Finance Committee, and as a member of the Nominating, Governance, Board Planning and Strategic Alignment Committee. Mr. Spence is a senior legal and corporate governance executive with extensive experience in public company leadership and complex transactions. Mr. Spence most recently served as Senior Vice President, General Counsel and Secretary of Skyline Champion Corporation (NYSE: SKY), a manufactured home builder and retailer, from August 2019 until his retirement in August 2024, and prior to that he held leadership roles at Neenah Enterprises, Inc. and SPX Corporation and formerly served as a Director of Neenah Enterprises. He currently serves as a Director of Ecobat, a privately held global battery recycling company. Mr. Spence earned a Bachelor's degree in Business Administration from the Stephen M. Ross School of Business at the University of Michigan and a Juris Doctorate from Wayne State University. He was initially appointed to the Board and has been nominated for re-election at the Meeting pursuant to the terms of the Cooperation Agreement.

Steven Y. Pei; age 48; appointed as a director and member of the Audit and Finance Committee and Environmental Committee effective as of April 15, 2026. Mr. Pei is a seasoned investor with over 25 years of experience in capital allocation, corporate restructurings and strategic value creation. He is the Founder and Chief Investment Officer of Gratia Capital, a Los Angeles-based investment firm, and has served in such role since 2012. Mr. Pei previously served as Vice President at Canyon Capital Advisors, and earlier held roles at Bain Capital, DFI Holdings, and McKinsey & Company. Mr. Pei was appointed to the Board effective April 15, 2026 and nominated for re-election at the Meeting pursuant to the terms of the Cooperation Agreement.

The Board recommends that shareholders vote “FOR” all of the nominees listed above.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Independence of Directors

The Board has determined that Messrs. Colvin, Drozdoff, Marting, Nance and Spence and Ms. Slanina are all “independent” directors, and that upon his appointment effective April 15, 2026, Mr. Pei will be an “independent” director, within the listing standards of the NYSE American. Messrs. Colvin, Drozdoff, Marting, Nance and Spence and Ms. Slanina are also independent, and upon his appointment effective April 15, 2026, Mr. Pei will be independent, within the standards set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, in order for a director to be considered “independent” by the Board, he or she must (1) be free of any relationship that, applying the rules of the NYSE American, would preclude a finding of independence and (2) not have any relationship (either directly or as a partner, shareholder or officer of an organization) with us or any of our affiliates or any executive officer of us or any of our affiliates (exclusive of relationships based solely upon investment) that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. On an annual basis, each director and executive officer is obligated to disclose any transactions with the Company and any of its subsidiaries in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. In evaluating the materiality of any such relationship, the Board takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board must make a determination that the relationship is not material as a prerequisite to finding that the director is “independent.”

Board Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board’s approval, and may hold special meetings between scheduled meetings when appropriate. During 2025, the Board and its committees held 20 meetings of the Board and of each committee. Each director attended 100% of the meetings of the Board and of the committees on which they served, except for one director, who attended 84% of the Board meetings and 100% of the committee meetings on which he served.

Board Leadership Structure and Role in Risk Oversight

The Board is led by Walter A. Marting Jr., who has served as Non-Executive Chairman of the Board since March 2026. Mr. Marting was appointed to this role pursuant to the terms of the Cooperation Agreement, and he succeeded Corrado De Gasperis, who served as Executive Chairman of the Board from September 2015 to March 2026 and has served as the Chief Executive Officer since April 2010. Additionally, Kristin M. Slanina serves as the Vice Chair of the Board. Ms. Slanina was appointed to this role in March 2026 pursuant to the Cooperation Agreement.

The Board believes that the current Board leadership structure, in which the roles of Chairman and Chief Executive Officer are held by separate people, is appropriate for the Company and its shareholders at this time. The current Board leadership structure is believed to be appropriate because it promotes strong independent oversight of management while allowing the Chief Executive Officer to focus on executing the Company’s strategic and operational priorities. Separating the roles of Chairman and Chief Executive Officer enhances the Board’s ability to provide objective guidance, encourages open and constructive dialogue among directors and management, and strengthens the Board’s oversight of risk management. The Non-Executive Chairman, together with the Vice Chair and independent directors, facilitates effective governance, sets Board agendas in collaboration with management, and helps ensure that key risks, strategy, and performance are appropriately reviewed and challenged. This structure is intended to support balanced leadership, accountability, and long-term value creation for shareholders. The Board will continue to reexamine our corporate governance policies and leadership structure on an ongoing basis to ensure that they continue to meet the Company’s stated needs and support and enable our goals. The Company will review these policies and may adopt a different approach in the future if circumstances warrant a change.

The Board is responsible for overseeing strategic planning, organizational design and effectiveness, systemic risk management and progress of our critical projects, and receives frequent, periodic reports from management. Management and the Board are focused on a singular vision, mission and goal of the Company, delivering financial, natural and social impacts that are all designed to enhance shareholder value, and management and strategic planning and oversight of Company operations. We believe that our directors provide independent and effective oversight of the systemic risk management function, especially through strategic and organizational reviews and continuous dialogue between the Board and our management.

The Audit and Finance Committee of the Board is responsible for the primary oversight of our information security programs, including relating to cybersecurity, which are integrated into the Company’s Cybersecurity Incident response process. Our chief financial officer is responsible for reporting to the Audit and Finance Committee on our incident response plan, which includes an evaluation of cyber risks and threats, and notifying the Audit and Finance Committee of any cybersecurity threats. In the event of a cybersecurity incident, the Audit and Finance Committee reviews and approves the material incident disclosure plan and recommendation to the Board for determination of materiality using the guidelines approved by the Audit and Finance Committee. The Board and Audit and Finance Committee receive regular updates from management throughout the year on cybersecurity.

Executive Officers

Mr. De Gasperis, the chief executive officer of the Company, serves as the Company’s principal executive officer. Judd B. Merrill serves as the Company’s chief financial officer and principal financial officer and has been an officer since May 2025. William J. McCarthy serves as the Company’s chief operating officer and has been an officer of the Company since July 2021. Matthew J. Bieberly serves as the Company’s chief accounting officer of the Company and has been an officer of the Company since November 2023.

Corrado De Gasperis; age 60; Chief Executive Officer since 2010, director since 2011. Mr. De Gasperis brings more than 38 years of financial and operational systemic management, transformative project management and capital markets experience in material-science based, renewable metals, materials, energy and mining industries. Mr. De Gasperis served as the Company’s Executive Chairman from 2015 to March 2026. He has also served as chairman of Bioleum, since the Company separated its renewable fuels segment into Bioleum during 2025, and as a director of each of the Company’s wholly- and majority-owned subsidiaries and Sierra Springs Opportunity Fund Inc. (“SSOF”), a strategic minority investee of Comstock, since he founded SSOF with Comstock in July 2019. From 2006 to 2009, Mr. De Gasperis served as the chief executive officer of Barzel Industries Inc. (“Barzel”) and its predecessors. Barzel operated a network of 15 steel-based manufacturing, processing and distribution facilities in the United States and Canada that offered a wide range of metal solutions to various industries. From 1998 to 2006, Mr. De Gasperis held roles of increasing responsibility at GrafTech International Ltd. (“GrafTech”), a global manufacturer of graphite electrodes and cathodes and other innovative electrification and thermal management solutions. GrafTech reliably commercialized new product innovations, repeatedly winning annual “R&D100” Awards for the successful commercialization of a top 100 new product. From 2001 to 2006, he served as GrafTech’s chief financial officer, in addition to his duties as vice president and chief information officer and a leader of its restructuring, recapitalization and systemic transformation. From mid-1998 to 2000, he served as the Controller of GrafTech. From 1987 to 1998, Mr. De Gasperis was with KPMG LLP, where he was a Certified Public Accountant for the international firm and served clients such as General Electric Company and Union Carbide Corporation. KPMG announced his admittance into the partnership, as a Partner, effective July 1, 1998.

Mr. De Gasperis is a director and officer of SSOF and GDR Global LLC, a manufacturer of innovative and renewable building materials. Mr. De Gasperis is also a founding member and the chairman of the Board of Directors of the Comstock Foundation for History and Culture, a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and a member of the University of Nevada’s Honor College Advocacy Board. He also previously served as a director of GBS Gold International Inc., where he was chairman of the Audit and Compensation Committees and a member of the Nominations and Advisory Committees. Mr. De Gasperis holds a BBA from the Ancell School of Business at Western Connecticut State University, with honors, and embraces the Theory of Constraints and Theory of Profound Knowledge as the leading enablers for designing, deploying, managing, measuring and governing complex systems.

Judd B. Merrill; age 55; Mr. Merrill is the Company's Chief Financial Officer and President of Comstock Mining, positions he has held since joining the Company in May 2025. Mr. Merrill brings extensive public company mining and clean mineral technology industry experience to Comstock. Mr. Merrill most recently served as chief financial officer of Aqua Metals, Inc., (NASDAQ: AQMS), a Nevada-based metal recycling company, from November 2018 to May 2025. Prior to joining Aqua Metals, Mr. Merrill was the Director of Finance & Accounting at Klondex Mines Ltd. (TSX: KDX; NYSE American: KLDX), a North American based, previously publicly-traded gold and silver mining company, which was listed on both the Toronto and New York Stock Exchanges prior to being acquired by Hecla Mining Company. Mr. Merrill previously held financial management positions at Fronteer Gold Inc. and Newmont Mining Corporation and started his career as an auditor, working for the independent accounting firm of Deloitte and Touche LLP. Mr. Merrill was previously employed by the Company from 2011 to 2017, in positions of increasing responsibility, including Chief Financial Officer and Corporate Secretary and subsequently, as a director on our Board of Directors from 2020 to 2023. Mr. Merrill holds a Bachelor of Science in Accounting from Central Washington University and he received an M.B.A. from the University of Nevada, Reno and is a licensed Certified Public Accountant.

William J. McCarthy; Chief Operating Officer; age 46; Mr. McCarthy is the Chief Operating Officer of the Company, a position he has held since joining the Company in July 2021. Mr. McCarthy brings over 20 years of strategic management experience focused on the development and implementation of value creating business strategies across diverse industries. Before joining Comstock, Mr. McCarthy co-founded Mana Corporation, serving as its chief executive officer from 2020 until its sale to Comstock in 2021. Additionally, since 2017, he has been the founder and principal consultant at Normandy Road Partners, a boutique advisory firm dedicated to helping CEOs drive sustainable growth in emerging companies. Mr. McCarthy’s early career includes over a decade of global private equity and financial markets experience. From 2005 to 2016, he held roles of increasing responsibility in the U.S. and Europe at Strategic Value Partners, a multi-billion-dollar AUM investment manager focused on distressed debt, special situations, and private equity, ultimately serving as Director of Risk Management. During this time, Mr. McCarthy was responsible for the risk analysis and hedging strategies for over 200 portfolio companies concentrated in the energy, transportation, manufacturing, and industrial sectors. Additionally, his team developed and managed portfolio hedging products to mitigate the risk of unusual geopolitical and macroeconomic events for some of the largest asset managers in the world. Prior to this, from 2003 to 2005, Mr. McCarthy was an associate at Resurgence Asset Management, a distressed situations focused private equity manager. He started his career as an analyst at the Principal Financial Group. Mr. McCarthy earned a Bachelor of Arts in Economics from Tufts University.

Matthew J. Bieberly; Chief Accounting Officer; age 46; Mr. Bieberly joined the Company as its Director of SEC Reporting & Disclosure in January 2023 and was promoted to Chief Accounting Officer in November 2023. Prior to joining the Company, he held roles of increasing responsibility at ONE Gas, Inc. (OGS; NYSE), ultimately servicing as Director of Corporate Accounting and SEC Reporting from 2016 to 2021. Mr. Bieberly is a graduate of Kansas State University (B.S., Accounting and Finance and Masters of Accountancy). Mr. Bieberly is a Certified Public Accountant.

Code of Conduct and Ethics

Our Code of Conduct and Ethics applies to all employees, including senior executives, and all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE American, the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. Only our Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics for executive officers and directors. Our Code of Conduct and Ethics constitutes a code of ethics for purposes of Item 406 of Regulation S-K, and is posted on our website at https://comstock.inc/investors/leadership-governance.

Insider Trading Policy; No Hedging or Short Selling

Our Board of Directors has adopted the Comstock Inc. Insider Trading Policy, which applies to all of our directors, officers and employees, governs the purchase, sale and other dispositions of our securities, including restricting trading in our securities while in possession of material nonpublic information. This policy is designed to promote compliance with insider trading laws, related SEC rules and regulations and applicable listing standards. In addition, it is our policy that the Company will not trade in its stock when it is aware of material nonpublic information. The policy also prohibits our directors, officers, employees and their designees from engaging in hedging, short sales and other trading techniques that offset any decrease in market value of our equity securities.

Board Committees

The Board has established four standing committees (the Audit and Finance Committee, the Organization, Operating System, Compensation and Communities Committee, the Environmental Committee, and the Nominating, Governance, Board Planning and Strategic Alignment Committee) and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the committee charters described below, members of each of the Audit and Finance Committee, the Organization, Operating System, Compensation and Communities Committee, and the Nominating, Governance, Board Planning and Strategic Alignment Committee must be independent directors within the meaning of the listing standards of the NYSE American. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 under the Exchange Act, must satisfy the expertise requirements of the listing standards of the NYSE American and must include at least one “audit committee financial expert” within the meaning of SEC rules. Our Board has determined that each applicable committee currently consists of members who satisfy such requirements, and our Board has determined that each of William J. Nance and Donald A. Colvin qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

The responsibilities of each of the Audit and Finance Committee, the Organization, Operating System, Compensation and Communities Committee and the Nominating, Governance, Board Planning and Strategic Alignment Committee are set forth in written charters adopted by our Board of Directors. We make copies of these charters available free of charge on our website at https://comstock.inc/investors/leadership-governance/. Other than the text of the charters, we are not including the information contained on or available through our website as a part of, or incorporating such information by reference into, this proxy statement.

Audit and Finance Committee

The Audit and Finance Committee assists our Board in discharging and performing its duties and responsibilities with respect to the financial affairs of the Company.

Without limiting the scope of such activities, the Audit and Finance Committee has responsibility to, among other things:

•

select, retain, determine appropriate compensation of (and provide for payment of such compensation), evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;

•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;
•

review regularly with management, the director of internal audits, where applicable, and the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;

•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;
•

review with management and the independent registered public accounting firm, among other things, all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used or to be used, alternative treatments of financial information available under generally accepted accounting principles and other material written communications between the independent registered public accounting firm and management;

•

review with management major issues regarding auditing, accounting, internal control and financial reporting principles, policies and practices and regulatory and accounting initiatives, and presentation of financial statements, and major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies;

•	meet at least once annually with management and the independent registered public accounting firm in separate sessions;
•

review, prior to filing with the SEC, all annual and quarterly reports (and all interim reports on Form 8-K to be filed that contain financial disclosures of similar scope and magnitude as annual reports and quarterly reports);

•

assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto;

•	direct the establishment and maintenance of procedures for the receipt and retention of, and the treatment of, complaints received regarding accounting, internal control or auditing matters; and
•	direct the establishment and maintenance of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Members of the Audit and Finance Committee are Robert M. Spence (Chair) and William J. Nance. Steven Y. Pei has been appointed as a member of the Audit Committee upon his appointment to the Board effective April 15, 2026. The Board has determined that each member of the Audit and Finance Committee meets the financial literacy requirements of the NYSE American and SEC, and that no members of the Audit and Finance Committee violate the prohibition on serving as an Audit and Finance Committee member due to having participated in the preparation of our financial statements at any time during the past three years. William J. Nance qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC, and therefore meets the NYSE American financial sophistication requirement for at least one Audit and Finance Committee member. The designation of Mr. Nance as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit and Finance Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit and Finance Committee or the Board.

Organization, Operating System, Compensation and Communities Committee

The Organization, Operating System, Compensation and Communities Committee assists our Board in discharging and performing its duties with respect to management compensation, succession planning, employee relations and employee benefits, plan administration and director compensation.

Without limiting the scope of such activities, the Organization, Operating System, Compensation and Communities Committee shall, among other things:

•

review and approve annually the goals and objectives relating to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of such goals and objectives and annually determine the compensation of the Chief Executive Officer based on such evaluation;

•	review and approve, as appropriate, annually the compensation of the other executive officers and directors and review compensation of other members of senior management and other employees generally;
•	assess organizational systems and plans, including those relating to management development and succession planning;
•	govern the overall design of the system;
•	administer stock-based compensation plans and assess compensation arrangements, plans, policies and programs and benefit and welfare plans and programs; and
•	if applicable, review the Compensation Discussion and Analysis for inclusion in either the annual proxy statements or annual report.

Members of the Organization, Operating System, Compensation and Communities Committee are Robert M. Spence (Chair), William J. Nance and Leo M. Drozdoff, and Kristin M. Slanina, each of whom satisfies the independence requirements of NYSE American and SEC rules and regulations. Each member of our Organization, Operating System, Compensation and Communities Committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

No member of the Organization, Operating System, Compensation and Communities Committee during the fiscal year ended December 31, 2025 was at any time an officer or employee of the Company, nor is any member of the Organization, Operating System, Compensation and Communities Committee related to any other member of the Organization, Operating System, Compensation and Communities Committee, any other member of the Board or any executive officer of the Company. Additionally, during the fiscal year ended December 31, 2025, no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a member of the Company's Board or a member of the Company’s Organization, Operating System, Compensation and Communities Committee.

Environmental Committee

We are an emerging leader in the global shift to a circular economy. Our systemic management methodology, corporate social responsibility (“CSR”) and environmental, social, and governance (“ESG”) policies and framework defines, seeks, and accounts for benefits in ways that align all of our stakeholder interests with sustainability objectives that are designed to rise to the realities of our time; where benefits are defined in terms of three different interdependent forms of capital – financial, natural, and social, that we generate while making a positive impact on the economy, the environment, and our local and global communities.

The members of the Environmental Committee are Leo M. Drozdoff (Chair) and Robert M. Spence. Steven Y. Pei has been appointed to the Environmental Committee effective upon his appointment to the Board on April 15, 2026.

Nominating, Governance, Board Planning and Strategic Alignment Committee

The Nominating, Governance, Board Planning and Strategic Alignment Committee assists our Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of our Board and other corporate governance matters. Without limiting the scope of such activities, the Nominating, Governance, Board Planning and Strategic Alignment Committee shall, among other things:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and shareholders;
•

review at least annually the current directors of our Board to determine whether such individuals are independent under the listing standards of the NYSE American and the SEC rules under the Sarbanes-Oxley Act of 2002 (and non-employee directors (as defined under Exchange Act Rule 16b-3) and outside directors (as defined under Internal Revenue Code Section 162 (m))); and

•	govern over strategic plans, monitor progress and effectiveness of external communications.

Members of the Nominating, Governance, Board Planning and Strategic Alignment Committee are William J. Nance (Chair), Walter A. Marting Jr., and Robert M. Spence, each of whom satisfies the independence requirements of NYSE American and SEC rules and regulations.

The charter of the Nominating, Governance, Board Planning and Strategic Alignment Committee sets forth the minimum qualifications to serve as a director. As set forth in such charter, each director and nominee should have the following skills and characteristics:

1	Have high personal standards:
a.	Integrity;
b.	Honesty; and
c.	Desire to make full disclosure of all present and future conflicts of interest
2	Have the ability to make informed business judgments;
3	Have literacy in financial and business matters;
4	Have the ability to be an effective team member;
5	Have a commitment to active involvement and an ability to give priority to the Company; a member of the Audit and Finance Committee should serve on no more than three public company audit committees;
6	Have no affiliations with competitors;
7	Have achieved high levels of accountability and success in his or her given fields;
8	Have no geographic travel restrictions;
9	Have an ability and willingness to learn the Company’s business;
10

Preferably have experience in the Company’s business (energy, metals, mining, real estate, innovations, etc.) or in professional fields (i.e., finance, engineering, material sciences, business systems) or in other industries and international businesses so as to have the ability to bring new insight, experience or contacts and resources to the Company;

11	Preferably have a willingness to make a personal substantive investment in the Company;
12	Preferably have no direct affiliations with major suppliers or vendors; and
13	Preferably have previous public company board experience together with good references.

Shareholders and other interested persons may communicate with the full Board (including shareholder nominations), a specified committee of the Board or a specified individual member of the Board in writing by mail addressed to Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440, Attention: Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee. The Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee and his or her duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating, Governance, Board Planning and Strategic Alignment Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (1) the full Board, (2) one or more committee members, (3) one or more Board members and/or (4) other individuals or entities. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a shareholder and the manner in which the committee evaluates any other nominee. Please note that Mr. De Gasperis was initially elected as a director of the Company in 2011, pursuant to the terms of his employment agreement.

Attendance at Annual Meeting

We expect all directors and nominees to attend the annual meeting of shareholders each year. All directors then serving attended the Company’s 2025 annual meeting of shareholders.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Board has adopted a written related person transaction policy that governs the review and approval of covered related person transactions. For purposes of this policy and related procedures, a “related person” means any of the Company’s directors, executive officers, nominees for director, 5% or greater shareholder, or any of their immediate family members and a “related person transaction” generally means a transaction (including any indebtedness or a guarantee of indebtedness) in which we were or are to be a participant and the amount involved exceeds $120,000, and in which a related person had or will have a direct or indirect material interest.

The Audit and Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if:

•

the Audit and Finance Committee approves such transaction in accordance with the guidelines set forth in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or

•	the transaction is approved by the disinterested members of the Board; or
•	the transaction involves compensation and is approved by the Organization, Operating System, Compensation and Communities Committee.

COOPERATION AGREEMENT WITH MAK CAPITAL

On March 23, 2026, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with MAK Capital Fund LP (“MAK Capital”). As of March 31, 2026, MAK Capital beneficially owns approximately 5,763,729 shares of the Company’s outstanding common stock.

Pursuant to the Cooperation Agreement, the Company agreed (i) to temporarily increase the size of its Board from six (6) to eight (8) members; (ii) to appoint Donald A. Colvin, Robert M. Spence, and Steven Y. Pei (the “New Appointees”) as directors of the Company effective immediately for Messrs. Colvin and Spence, and effective April 15, 2026, for Mr. Pei, with each of their terms expiring at the Meeting; and (iii) to the extent that each New Appointee is able and willing to continue to serve on the Board, to nominate each of them for election to the Board at the Meeting and 2027 annual meeting of the Company’s stockholders (the “2027 Annual Meeting”). Effective as of the 2027 Annual Meeting, current directors William J. Nance and Walter A. Marting Jr. have agreed to retire from the Board. Upon the 2027 Annual Meeting, the authorized size of the Board will initially be reduced by two (2) directors to six (6) directors, and thereafter increased to seven (7) directors upon the appointment or election of a new independent director, independent of both the Company and MAK Capital, to be nominated by the Nominating, Governance, Board Planning and Strategic Alignment Committee and submitted for election at the 2027 Annual Meeting.

The Cooperation Agreement also includes provisions regarding committee membership of the directors to be appointed and elected, procedures for determining any replacements for directors who join the Board pursuant to the Cooperation Agreement. Concurrently with the appointment of the New Appointees, the Board reconstituted its standing committees and leadership roles. Pursuant to the Cooperation Agreement, the Board designated Walter A. Marting Jr. to serve as Chairman of the Board and Kristin M. Slanina to serve as Vice Chair of the Board.

The Cooperation Agreement also contains customary mutual non-disparagement provisions. Each party’s obligations under the respective non-disparagement provisions of the Cooperation Agreement will terminate immediately upon any breach by the other party of its non-disparagement obligations. The Cooperation Agreement will terminate upon the earlier of (i) the date when MAK Capital ceases to own at least the lesser of 5.6% of the Company’s outstanding common stock or 4,000,000 shares, and (ii) the conclusion of the 2027 Annual Meeting, subject to earlier termination under certain conditions described therein.

TRANSACTIONS INVOLVING SIERRA SPRINGS OPPORTUNITY FUND (“SSOF”)

At December 31, 2025, the Company’s total investment in SSOF has a carrying value of $20,225,000, representing 11,236,111 shares of common stock, or 16.99% of the total SSOF outstanding shares of common stock on a fully diluted, if converted basis. SSOF is a qualified opportunity zone fund, which owns 100% of Sierra Springs Enterprises Inc. (“SSE”), a qualified opportunity zone business. As of December 31, 2025, the Company has provided SSOF with a total of $9,400,000 in advances. SSE and its subsidiaries own or control approximately 2,500 acres of land, a manufacturing facility, significant senior, junior and effluent water rights, sewer rights and also owns and operates the Silver Springs Regional Airport LLC.

The Company’s Chief Executive Officer co-founded SSOF and SSE and serves as the chief executive officer of SSOF and as an executive of SSE, along with a diverse team of qualified financial, capital markets, real estate and operational professionals that together govern, lead and manage SSOF and SSE. Our chief executive officer and two of our other directors, Leo M. Drozdoff and Walter A. Marting Jr., have separately invested an aggregate of $525,000 into SSOF, consisting of 6,624,333 voting shares of SSOF, which represents 10.02% of the total as converted SSOF shares of common stock (Mr. De Gasperis has invested $450,000 into SSOF, consisting of 6,450,000 voting shares of SSOF, or 9.75% of the total as converted SSOF shares of common stock; Leo M. Drozdoff has invested $50,000 into SSOF, consisting of 116,222 voting shares of SSOF, or 0.18% of the total as converted SSOF shares of common stock; and Walter A. Marting Jr. has invested $25,000 into SSOF, consisting of 58,111 voting shares of SSOF, or 0.09% of the total as converted SSOF shares of common stock). The Company’s Chief Executive Officer has not received compensation from either SSOF or SSE.

TRANSACTIONS INVOLVING FLUX PHOTON

Flux Photon Earn Out

On September 7, 2021, the Company entered into the FPC Asset Purchase Agreement (as amended, the “FPC Asset Purchase Agreement”) with Flux Photon to acquire certain intellectual property and related photocatalysis laboratory equipment (the “Flux Photon Assets”). The Company's former chief technology officer, former director of the Company and as of December 31, 2025, the chief executive officer of Bioleum, Kevin E. Kreisler, is also the owner of 100% of the outstanding common stock of Flux Photon and as such has been the indirect beneficiary of all payments made to Flux Photon pursuant to the FPC Asset Purchase Agreement.

The original 2021 purchase price pursuant to the FPC Asset Purchase Agreement included a payable for the Flux Photon Assets of $18,000,000, payable only from 20% of future cash flows defined as the future monthly consolidated sales, less total variable costs, less operating expenses, maintenance, tax payments, and debt service payments of the Company and its subsidiaries until the purchase price was fully paid (the “Earn Out”). From 2021 through May 21, 2025, pursuant to the FPC Asset Purchase Agreement and subsequent amendments thereto, the Company advanced $1,150,000 in cash and applied an $800,000 discount in consideration for those advance payments, resulting in a remaining Earn Out balance of $16,050,000 as of May 21, 2025.

Stock Issuance to Flux Photon and Remaining Earn Out Payable to Flux Photon

On May 21, 2025, the Company and Flux Photon amended the FPC Asset Purchase Agreement (the “2025 FPC Asset Purchase Agreement Amendment”). Pursuant to the 2025 FPC Asset Purchase Agreement Amendment, the Company issued 2,000,000 unregistered shares of common stock of the Company to Flux Photon and its affiliates on May 21, 2025, with the issuance of 1,700,000 of such shares settling $10.0 million of the Earn Out and the issuance of the other 300,000 shares as settlement to certain Flux Photon affiliates. Pursuant to the 2025 FPC Asset Purchase Agreement Amendment, the remaining balance of the Earn Out was reduced to $6,050,000.

Pursuant to the 2025 FPC Asset Purchase Agreement Amendment, the  remaining balance of the Earn Out was to be paid by the Company and/or Bioleum, with the Company required to make payments to Flux Photon of $120,000 per month for 18 months (from July 2025 through December 2026) and $60,000 per month thereafter, and Bioleum required to pay to Flux Photon 2% of all financing completed by Bioleum or its subsidiaries, in each case until the balance of the Earn Out had been paid in full. As of December 31, 2025, the Company had paid $1,000,000 directly toward the remaining Earn Out balance, with $5,050,000 remaining required to pay in full the Earn Out. On April 6, 2026, an additional 1,750,000 shares were issued to settle the remaining obligations of the Earn Out.

BIOLEUM FOUNDERS SHARES

In May 2025, Bioleum issued 2.0 million Series 2 Convertible Preferred Shares to eleven foundational Bioleum leaders (the “Founders Group”) in exchange for the assignment of developed technologies pursuant to an assignment agreement. The Founders Group consists of eleven former employees of the Company, three of which were former officers of the Company, Kevin E. Kreisler, David J. Winsness and Rahul Bobbili. Each of the three former officers of the Company ceased being officers upon the execution of the assignment agreement. Additionally, one member of the Founders Group is an immediate family member of our chief executive officer.

On May 22, 2025, the Company completed the legal separation of its renewable fuels segment into Bioleum and on May 27, 2025, Bioleum received a third-party direct investment of $20 million from the Company in exchange for Convertible Preferred Stock - Series A issued directly by Bioleum.

TRANSACTIONS INVOLVING COMSTOCK METALS

In 2023, the Company acquired a metal recycling furnace from the Dr. Fortunato Villamagna, the President of Comstock Metals for a $375,000 payable from a portion of future excess cash flows. As of December 31, 2025 and 2024, the furnace is included in property, plant, and equipment, net, and the related obligation is recorded in other long-term liabilities. The Company recognized depreciation expense of $18,750 on the furnace for both the years ended December 31, 2025 and 2024.

On December 22, 2025, Comstock Metals, a wholly owned subsidiary of the Company, entered into a Profit Interest Award Agreement with Mr. Villamagna. Pursuant to the agreement, all units vest on achieving a service condition of five years and a performance condition for the sale and/or liquidation of Comstock Metals.

OTHER

Sierra Clean Processing LLC, a wholly owned subsidiary of SSOF, owns the buildings and land at 600, 700 and 800 Lake Avenue in Silver Springs, Nevada. The Company entered into a lease agreements with Sierra Clean Processing LLC on August 15, 2023, August 1, 2024 and November 1, 2025 with respect to such buildings and land. The Company’s Chief Executive Officer is an executive and director of Sierra Clean Processing LLC.

On May 17, 2024, the Company’s Chief Executive Officer purchased 125,000 restricted shares of the Company’s common stock at a price of $4.00 per share, or an aggregate of $500,000. Separately, the Chief Executive Officer entered into a personal promissory note with Alvin Fund, which is separately a creditor and shareholder of the Company. The promissory note has a principal of $1,100,000 and accrues interest at 6% per annum for one year and 8% per annum thereafter and matures three years from the date of issuance. The obligations under our Chief Executive Officer’s personal promissory note are secured by a security interest in SSOF shares owned by him. The Chief Executive Officer assigned 500,000 shares of SSOF owned by him to Alvin Fund as partial consideration for the extension of credit. The Company is not a party to the Chief Executive Officer’s arrangements with Alvin Fund.

DELINQUENT SECTION 16(A) REPORTS

Based solely on our review of the forms required by Section 16(a) of the Exchange Act, we believe there has been compliance with all filing requirements applicable to our officers, directors, and beneficial owners of greater than 10% of our Common Stock, other than reporting of transactions between June and August 2025 undertaken by a former officer and director of the Company, Kevin E. Kreisler, and failure to report one transaction that occurred on May 21, 2025 undertaken by David J. Winsness.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2026, the total number of shares owned beneficially by each of our directors, each of our named executive officers appearing in the summary compensation table, all current directors and executive officers as a group, and each person or entity known to us to be the beneficial owner of 5% or more of any class of our Common Stock based solely on a review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Percentage of Class(2)

MAK Capital(3)	5,763,729	7.8%

Directors, Director Nominees and Named Executive Officers
David J. Winsness(4)	200,000	*
William J. McCarthy	154,200	*
Leo M. Drozdoff	178,481	*
Corrado De Gasperis	135,818	*
William J. Nance	113,681	*
Walter A. Marting Jr	112,981	*
Kristin M. Slanina	103,016	*
Güez J. Salinas	89,706	*
Judd B. Merrill	4,210	*
Donald A. Colvin	—	*
Robert M. Spence	—	*
Steven Y. Pei(5)	1,116,421	1.5%
All directors, director nominees and executive officers as a group(5)	2,008,514	2.7%
* Less than 1%

(1)	Unless otherwise indicated, the address of each shareholder is c/o Comstock Inc., 117 American Flat Road, Virginia City, Nevada 89440.

(2)

Applicable percentage of ownership is based on 74,099,140 shares of Common Stock outstanding as of March 31, 2026, together with all applicable options and warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Under these rules, beneficial ownership also includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of March 31, 2026 through the exercise of any stock option or other right. Shares subject to stock options or other rights are deemed to be outstanding for the purpose of computing the ownership percentage of the person beneficially holding these stock option or other rights, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares of Common Stock shown.

(3)	This information is based on a Schedule 13D filed with the SEC by (a) MAK Capital Fund LP, Wakefield Quin, Victoria Place, 31 Victoria Street, Bermuda, (b) MAK Capital One L.L.C., 590 Madison Avenue, 31st Floor, New York, NY 10022, and (c) Michael A. Kaufman, 590 Madison Avenue, 31st Floor, New York, NY 10022 (collectively, “MAK Capital”), on March 25, 2026, containing information as of March 23, 2026, in which the reporting persons report shared voting power and shared dispositive power with respect to 5,763,729 shares.

(4)	All shares listed for Mr. Winsness are owned of record by Global Catalytic Disruptor Fund LLC, an entity owned by Mr. Winsness.

(5)	Includes 10,000 stock options exercisable within 60 days of March 31, 2026.

THE AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee of the Board is composed of three independent directors and operates under a written charter adopted by the Board. The Audit and Finance Committee approves the selection of our independent registered public accounting firm.

Management is responsible for our disclosure controls, internal controls, and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the U.S. Public Company Accounting Oversight Board and for issuing a report thereon. The Audit and Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board. In this context, the Audit and Finance Committee routinely meets privately with management and Assure CPA, LLC (“Assure CPA”), our independent registered public accounting firm. Assure has unrestricted access to the Audit and Finance Committee.

The Audit and Finance Committee has discussed all matters with Assure CPA required by the Public Company Accounting Oversight Board’s Auditing Standard 1301 Communications with Audit Committees and the SEC, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.

The Audit and Finance Committee has discussed with and also has received the written disclosures and the letter from Assure CPA required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with the independent registered public accounting firm the independent public accounting firm’s independence.

The Audit and Finance Committee has reviewed and discussed the consolidated financial statements with management and Assure CPA. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of Assure CPA to the Audit and Finance Committee, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, and filed with the SEC on March 24, 2026.

The Audit and Finance Committee also reviews with management and the independent registered public accounting firm the results of the firm’s review of the unaudited financial statements that are included in each of our quarterly reports filed with the SEC on Form 10-Q.

INDEPENDENT AUDITOR FEES

The Company’s Audit and Finance Committee reviews the fees charged by our independent registered public accounting firm. The Company’s independent registered public accounting firm for the years ended 2025 and 2024 was Assure CPA. For the years ended December 31, 2025, and 2024, the fees set forth below were incurred in connection with services provided by those firms.

	2025	2024
	Assure CPA, LLC	Assure CPA, LLC
Audit Fees	$268,020	$275,887
Audit-Related Fees	—	—
Tax Fees	—	406
All Other Fees	53,400	2,800
Total fees	$321,420	$279,093

Audit Fees

Audit fees represent fees and expenses for professional services rendered by the independent registered public accounting firms for the audit of the financial statements included in our Annual Reports on Form 10-K and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC. This category also includes fees for audits provided in connection with statutory filings, or services that generally only the independent registered public accounting firm can reasonably provide to a client, including implementation of new financial and accounting reporting standards and audit consents.

Tax Fees

Tax fees represent U.S. federal tax compliance and planning advice and include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes.

All Other Fees

Other fees and expenses include fees for professional services not deemed to be audit, audit-related or tax fees, including fees related to assistance with review of Registration Statements on Forms S-3 and S-8 and related consents, and expenses associated with all fee categories.

AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICY

The charter of our Audit and Finance Committee provides that the duties and responsibilities of our Audit and Finance Committee include the pre-approval of all audits, audit-related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Audit and Finance Committee. Unless otherwise specified by the Audit and Finance Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit and Finance Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

To the extent appropriate, the Audit and Finance Committee may delegate pre-approval authority to the Chair of the Audit and Finance Committee or any one or more other members of the Audit and Finance Committee provided that any member of the Audit and Finance Committee who has exercised any such delegation must report any such pre-approval decision to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee will not delegate to management the pre-approval of services to be performed by the independent auditor.

Our Audit and Finance Committee requires that our independent auditor, in conjunction with our Chief Executive Officer and Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit and Finance Committee about each service to be provided and must provide detail as to the particular service to be provided. Our Audit and Finance Committee Chair is Robert M. Spence and our Audit and Finance Committee financial expert is William J. Nance.

THE AUDIT AND FINANCE COMMITTEE

Robert M. Spence, Chair*

Walter A. Marting Jr. (Former Chair)*

William J. Nance

Kristin M. Slanina*

* Mr. Marting and Ms. Slanina ceased to be members of the Audit and Finance Committee as of March 25, 2026, and Mr. Spence was appointed to the Audit and Finance Committee and assumed the role of Chair of the Audit and Finance Committee as of March 25, 2026.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee has appointed Assure CPA, LLC, an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2026. A representative of Assure CPA, LLC is expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions.

Assure CPA, LLC’s principal function is to audit the consolidated financial statements of the Company and its subsidiaries included in our annual reports filed on Form 10-K and, in connection with that audit, to review certain related filings with the SEC and to conduct limited reviews of the financial statements included in each of our quarterly reports filed on Form 10-Q.

Appointment of our independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the Company for ratification by our by-laws or otherwise. However, the Board is submitting the appointment of Assure CPA, LLC to the shareholders for ratification as a matter of good corporate practice. If the shareholders do not ratify the appointment, the Audit and Finance Committee will reconsider whether to retain the firm. In such event, the Audit and Finance Committee may still retain Assure CPA, LLC, notwithstanding the fact that the shareholders did not ratify the appointment or may select another qualified, independent accounting firm without resubmitting the matter to shareholders. Even if the appointment is ratified, the Audit and Finance Committee reserves the right, in its discretion, to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit and Finance Committee is solely responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm.

The Board and Audit and Finance Committee recommend that shareholders vote “FOR” ratification of the appointment of Assure CPA, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following summary compensation table sets forth all compensation awarded to, earned by, or paid by the Company and its subsidiaries (or by third parties as compensation for services to the Company or its subsidiaries) to its named executive officers (“NEOs”), including the Company’s principal executive officer and principal financial officer, during 2025 and 2024.

Name and Principal Position	Year	Salary (5)	Bonus (5)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non- qualified deferred compensation earnings	All Other Compensation (6)	Total

Corrado De Gasperis(1)	2025	$495,000	$—	$—	$—	$—	$—	$64,115	$559,115
Chief Executive Officer	2024	$495,000	$—	$—	$—	$—	$—	$6,900	$501,900

Judd B. Merrill (2)	2025	$224,712	$—	$—	$—	$—	$—	$2,397	$227,109
Chief Financial Officer

William J. McCarthy(3)	2025	$495,000	$—	$—	$—	$—	$—	$7,000	$502,000
Chief Operating Officer	2024	$495,000	$—	$—	$—	$—	$—	$6,900	$501,900

David J. Winsness(4)	2025	$495,000	$—	$—	$—	$—	$—	$7,000	$502,000
Former President, Comstock Fuels Corporation	2024	$495,000	$—	$—	$—	$—	$—	$6,900	$501,900

(1)

Mr. De Gasperis was hired as the Chief Executive Officer and President of the Company effective April 21, 2010 and was appointed Executive Chairman in September 2015 to March 2026. Mr. De Gasperis currently serves as the principal executive officer. All Other Compensation reflects amounts paid for personal time off (“PTO”) not taken and the 2% 401(k) Company match for the period. No bonuses were paid in 2025 or 2024.

(2)	Mr. Merrill was hired to serve as the Company’s chief financial officer effective May 19, 2025. No bonuses were paid in 2025.

(3)	Mr. McCarthy was hired to serve as the Company’s chief operating officer effective July 23, 2021. No bonuses were paid in 2025 or 2024.

(4)	On August 8, 2025, Mr. Winsness resigned as an officer, director and/or manager of any and all Comstock entities. No bonuses were paid in 2025 or 2024.

(5)

On July 1, 2022, the Board approved a 2022-2024 business plan and performance objectives. This approval included base salaries for executives of $495,000 with opportunity for up to 100% of salary in performance-based incentive bonuses. The plan expired on December 31, 2024.

(6)

All Other Compensation reflects amounts paid as 401(k) Plan match contributions and for personal time off paid and not taken. The Company matches 100% of employee 401(k) Plan contributions up to the first 2% of compensation for the period.

On July 1, 2022, the Board of the Company reviewed and ratified company-wide compensation programs, including new compensation for the named executive officers and independent directors of the Company, which were recommended by the Organization, Operating System, Compensation and Communities Committee of the Board. The Board also modified the roles of certain named executives.

On July 1, 2022, the Board approved a performance objective based, cash incentive bonus for executives of the Company, with the potential to earn an annual performance bonus of up to 100% of base salary for the fiscal years 2022 through 2024. The bonuses are discretionary and based on the progress and achievement of performance objectives as depicted in the strategic plan approved by the Board. The final assessment of progress and achievement requires the Organization, Operating System, Compensation and Communities Committee’s approval. The plan expired on December 31, 2024, and no discretionary bonuses were awarded in the fiscal year ended December 31, 2024.

The Company's philosophy is to align total compensation of its employees, including the named executive officers, with performance-based incentives that are fully aligned with the Company’s goals for delivering value for the Company’s shareholders. These company-wide programs will include market-based salaries, profit sharing and stock-based compensation. The adoption and implementation of compensation programs are intended to support that philosophy and the interest of the Company and its shareholders by providing appropriate forms of performance-based cash and stock-based compensation alternatives that strengthen the ability of the Company to attract and retain employees and others who focus their efforts and abilities on realizing the Company’s specific objectives, and in particular, at a time when the Company is implementing aggressive development and growth plans. The roles of the Company’s NEOs are currently as follows:

Corrado De Gasperis – Chief Executive Officer;

Judd B. Merrill – Chief Financial Officer;

William McCarthy – Chief Operating Officer; and

David J. Winsness – Former President Comstock Fuels

Mr. De Gasperis is the Company’s principal executive officer and Mr. Merrill is the Company’s principal financial officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

At December 31, 2025, there were no outstanding equity awards for any of our NEOs.

EMPLOYMENT, RETIREMENT AND SEVERANCE PLANS AND AGREEMENTS

The Company has entered into employment agreements with its executive officers that provide for an annual salary, periodic bonuses, personal time off (“PTO”), and participation in any employee plans made available to all Company employees.

Employment Agreement with Corrado De Gasperis

Mr. De Gasperis was hired to serve as our Chief Executive Officer effective April 21, 2010. In connection with his employment, the Company entered into an Employment Agreement with Mr. De Gasperis, which also provided for his election as a director upon closing of the recapitalization and the capital raise transactions in 2010 (“De Gasperis Employment Agreement”). The original term of the De Gasperis Employment Agreement ended on April 21, 2014, but is automatically extended for additional one-year periods unless notice of termination is provided. If a “change in control” of the Company (as defined in the agreement) occurs with less than three years remaining, then the term will be extended to three years beyond the date of the change in control. On July 1, 2022, the Board agreed to increase the base salary to $495,000. Mr. De Gasperis is entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. De Gasperis is also entitled to participate in any of our incentive or compensation plans. The agreement also requires us to adopt a profit-sharing plan whereby 10% of net cash profits before principal payments of indebtedness and investments in fixed assets will be set aside for semi-annual payments to employees. The profit-sharing plan has not yet been established. If the De Gasperis Employment Agreement is terminated without cause, or due to disability, or if Mr. De Gasperis resigns for good reason (each term as defined therein), subject to execution of a release in the Company’s favor, Mr. De Gasperis shall be entitled to (i) a lump sum payment of all accrued amounts due to him through the date of his termination, (ii) continued base salary for twelve months (or thirty-six months if the termination is during the three year period following a change in control), and (iii) continuation of health and life insurance benefits for the longer of the period during which base salary is payable following termination or 18 months (unless he is entitled to participate in the health plan of a new employer). If Mr. De Gasperis’ employment is terminated due to his death, his estate is entitled to the benefits (other than continued life insurance coverage) outlined above. Upon a termination of Mr. De Gasperis' employment for cause or his resignation without good reason, he shall be entitled to a lump sum payment of all amounts due to him through the date of his termination. The De Gasperis Employment Agreement prohibits Mr. De Gasperis from competing with us during the term of his employment and for one year thereafter.

Employment Agreement with Judd B. Merrill

Mr. Merrill was hired to serve as our Chief Financial Officer effective May 19, 2025. In connection with his employment, the Company entered into an Employment Agreement with Mr. Merrill (“Merrill Employment Agreement”). The original term of the Merrill Employment Agreement ends on May 9, 2026, but is automatically extended for additional one-year periods unless notice of termination is provided. The Board agreed to an annual base salary of $389,500. Mr. Merrill is entitled to participate in each of our medical, pension or other employee benefit plans generally available to employees. Mr. Merrill is also entitled to participate in any of our incentive or compensation plans. The Merrill Employment Agreement also requires us to adopt a profit-sharing plan whereby 10% of net cash profits before principal payments of indebtedness and investments in fixed assets will be set aside for semi-annual payments to employees (the “Annual Profit Sharing Plan and Equity Compensation Plan”). The Annual Profit Sharing Plan and Equity Compensation Plan has not yet been established. The Merrill Employment Agreement additionally includes restrictive covenants protecting the Company’s confidential information and competitive interests.

Employment Agreement with William J. McCarthy

Effective July 23, 2021, the Company and William J. McCarthy entered into an employment letter agreement (the “McCarthy Employment Agreement”). The letter agreement calls for a $250,000 base salary, subject to increase at the discretion of the Company’s board of directors, and an initial term of five years, subject to automatic renewal for consecutive one year terms until either party provides conforming notice of termination. On July 1, 2022, the Board agreed to increase the base salary to $495,000. The letter agreement additionally includes restrictive covenants protecting the Company’s confidential information and competitive interests, as well as terms providing for the automatic assignment to the Company of intellectual properties developed during the term of the agreement. The Company and Mr. McCarthy intend to execute and deliver a new employment agreement in connection with the approval of Company’s updated Annual Profit Sharing Plan and Equity Compensation Plan, which has not yet been established.

EQUITY COMPENSATION PLAN INFORMATION

In 2020, the Company adopted the Comstock Mining Inc. 2020 Equity Incentive Plan (the “2020 Plan”). In 2022, the Company adopted the Comstock Inc. 2022 Equity Incentive Plan (the “2022 Plan”). The maximum number of shares authorized for issuance pursuant to awards granted under the 2020 Plan and 2022 Plan were 180,000 shares and 600,000 shares, respectively. As of March 31, 2026, 0 shares and 266,779 shares remained available for issuance under the 2020 Plan and the 2022 Plan, respectively. No awards are currently outstanding under either the 2020 Plan or the 2022 Plan.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC, we are providing the following disclosure regarding executive “compensation actually paid” (“CAP”), presented in a manner consistent with the rules applicable to smaller reporting companies. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our principal executive officer (“PEO”) or other NEOs.

(a) Year	(b) Summary compensation table total for PEO (1)	(c) Compensation actually paid to PEO (2)	(d) Average summary compensation table total for non-PEO NEOs (3)	Average compensation actually paid to non-PEO NEOs	(e) Value of Initial Fixed $100 Investment Based on the Total Shareholder Return of the Company (4)	(f) Net Income (Loss) (5)
2025	$559,115	$559,115	$410,370	$410,370	$51	$(43,166,886)
2024	$501,900	$227,900	$499,631	$499,631	$140	$(53,402,898)
2023	$550,784	$687,284	$741,998	$741,998	$190	$10,526,252

(1)	Our PEO is Corrado De Gasperis for all years shown in column (a).
(2)	CAP to our PEO reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below.

Year	2023	2024	2025
Summary Compensation Table Total Compensation ($)	$550,784	$501,900	$559,115
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that are Outstanding and Unvested at End of Year ($)	—	—	—
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	136,500	(274,000)	—
Compensation Actually Paid ($)	$687,284	$227,900	$559,115

(3)	The following are included in the average figures shown:

2023	Kevin E. Kreisler, William J. McCarthy, David J. Winsness, and Rahul Bobbili
2024	Kevin E. Kreisler, William J. McCarthy, David J. Winsness, and Rahul Bobbili
2025	Judd B. Merrill, William J. McCarthy and David Winsness

CAP to our non-PEO NEOs reflects the respective amounts set forth in column (c) of the table above, adjusted as set forth in the table below.

Year	2023	2024	2025
Summary Compensation Table Total Compensation ($)	$741,998	$499,631	$410,370
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year that are Outstanding and Unvested at End of Year ($)	—	—	—
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	—	—	—
Compensation Actually Paid ($)	$741,998	$499,631	$410,370

(4)	Total shareholder return is determined based on the value of an initial fixed investment of $100 in our Common Stock as of December 31, 2023.
(5)	Reflects “Net Income” in the company’s audited financial statement included in our Annual Reports on Form 10-K for each of the years ended December 31, 2023, 2024 and 2025.

Below are graphs showing the relationship of “compensation actually paid” to our PEO and non-PEO NEOs in 2023, 2024 and 2025 to (i) our TSR and (ii) our net income (loss).

We structure our executive incentive compensation program to align the interests of our named executive officers with the interest of our shareholders. We believe a named executive officer's compensation should be tied directly to the achievement of our financial, natural and social goals, which are designed to innovate, develop, engineer and commercialize new, breakthrough technologies that will deliver value to our shareholders. Our current executive compensation structure accounts for base salary, performance-only bonuses and eligibility for performance-based, stock-based compensation. During the three years ended December 31, 2025, no new stock-based compensation has been granted, so approximately 99% of the total compensation paid to our executives represented base salary and some performance bonuses. Our total shareholder return decreased 63.7% in 2025 (the closing price of our Common Stock on December 31, 2025 was $3.76 per share, compared to the closing price of $7.40 on January 2, 2025) and increased 41.3% in 2024 (the closing price of our Common Stock on December 31, 2024 was $8.00 per share, compared to the closing price of $5.66 on January 2, 2024).

COMPENSATION RECOVERY POLICY

During 2023, we adopted a compensation recovery policy (“Clawback Policy”) governing the recovery of erroneously awarded incentive-based compensation consistent with the requirements of the SEC and the NYSE American. The Clawback Policy provides that, if we are required to prepare a qualifying accounting restatement, then, unless an exception applies, we will recover reasonably promptly the excess of (1) the amount of incentive-based compensation received by a person who served as a covered officer at any time during the applicable performance period during the three completed years immediately preceding the date we are required to prepare the accounting restatement over (2) the amount that would have been received had it been determined based on the restated financials. The Clawback Policy applies to incentive-based compensation received by a covered officer on or after October 2, 2023.

POLICIES AND PRACTICES RELATING TO THE TIMING OF CERTAIN EQUITY AWARDS

During the year ended December 31, 2025, we did not grant stock options or similar awards having option-like features as part of our equity compensation programs. We do not take into account material nonpublic information in determining the timing and terms of equity-based awards, and we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

DIRECTOR COMPENSATION

Annually, the Company pays each of the independent directors a total of $160,000 in cash or shares of Common Stock, which includes an annual cash payment of $60,000, plus additional compensation of $100,000. The Chair of each Committee is paid an additional cash payment of $20,000 annually. For years ended December 31, 2025 and 2024, the Company recognized director fees expenses of $992,500 and $900,000, respectively. As of December 31, 2025 and 2024, director fee compensation included in accounts payable on the consolidated balance sheet was $290,000 and $177,500, respectively. As of December 31, 2025 and 2024, the Company accrued $1,475,000 and $1,000,000, respectively, in director fee compensation associated with the director fees payable expected to be satisfied with shares of the Company’s Common Stock, which is included in other long-term liabilities on the consolidated balance sheet. On December 30, 2025, the Organization, Operating System, Compensation and Communities Committee of the Board of Directors approved the payment of the accrued director fee compensation of $1,475,000 and on January 5, 2026, the Company issued 410,866 shares at $3.59 per share to our directors.

As of each of December 31, 2025 and 2024, no grants or options were outstanding.

The following table summarizes the independent directors’ compensation for 2025:

Name	Fees Earned or Paid in Cash	Stock Awards	Total(1)
Leo M. Drozdoff (3)	$200,000	$—	$200,000
Walter A. Marting Jr. (4)	180,000	—	180,000
William J. Nance (5)	225,000	—	225,000
Guez J. Salinas (2)	182,500	—	182,500
Kristin M. Slanina (2)	205,000	—	205,000
Total directors cash compensation	$992,500	$—	$992,500

(1)	No payment included interest.

(2)	Includes special recognition award to Ms. Slanina of $45,000 and to Mr. Salinas of $22,500. Mr. Salinas is not standing for re-election to the Board at the Meeting.

(3)	Includes $40,000 in committee chair fees earned in 2025.

(4)	Includes $20,000 in committee chair fees earned in 2025.

(5)	Includes $40,000 in committee chair fees earned in 2025.

PROPOSAL NO. 3

NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF OUR EXECUTIVE OFFICERS

SEC rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, commonly known as “Say on Pay,” gives shareholders the opportunity to approve, reject or abstain from voting on the proposed resolution regarding our fiscal year 2025 executive compensation program. At our 2023 annual meeting of shareholders, a majority of our shareholders voted to annually advise us on a Say on Pay proposal, and the Board determined that the Company will hold an annual shareholder advisory vote on executive compensation.

We are requesting approval of the following non-binding advisory resolution:

“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the compensation tables and narrative discussion.”

The compensation of our named executive officers and our compensation philosophy policies are comprehensively described in the Executive Compensation section, and the accompanying tables (including all footnotes) and narrative of this Proxy Statement.

The Organization, Operating System, Compensation and Communities Committee designs our compensation policies for our named executive officers to create executive compensation arrangements that are linked both to the creation of long-term growth, shareholder value and company-wide performance, and are competitive with peer companies of similar complexity and encourage stock ownership by our senior management. Based on its review of the total compensation of our named executive officers for fiscal year 2025, the Organization, Operating System, Compensation and Communities Committee believes that the total compensation for each of the named executive officers is reasonable and effectively achieves the designed objectives of driving superior business and financial performance, attracting and motivating our people, aligning our executives with shareholders’ long-term interests and creating balanced program elements that encourage aligned, systemic, throughput-based sustainable performance.

Neither the approval nor the disapproval of this resolution will be binding on us or the Board or will be construed as overruling a decision by us or the Board. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Organization, Operating System, Compensation and Communities Committee values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions, as it deems appropriate.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE FOLLOWING NON-BINDING ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the compensation tables and narrative discussion.”

PROPOSAL NO. 4

APPROVAL OF THE COMSTOCK INC. 2026 EQUITY INCENTIVE PLAN

Our Board is asking our shareholders to approve the Comstock Inc. 2026 Equity Incentive Plan (the “2026 Plan”). If approved by our shareholders, the 2026 Plan will become effective as of the date of the approval. Our key employees, consultants and non-employee directors have an interest in the approval of the 2026 Plan because they are eligible for awards under the 2026 Plan.

All of our equity-based awards are currently delivered under the 2022 Plan and the 2020 Plan (together, the “Prior Plans”).  Awards currently outstanding under the Prior Plans will remain outstanding under the Prior Plans in accordance with their terms. If our shareholders approve the 2026 Plan, then the 2026 Plan will supersede the Prior Plans, the Prior Plans will terminate and no new awards will be granted under the Prior Plans.

We believe that awards under the 2026 Plan will support the creation of long-term value and returns for our shareholders. We further believe that the 2026 Plan strikes a proper balance between rewarding performance and limiting shareholder dilution. The purpose of the 2026 Plan is to promote the best interests of our company and our shareholders by providing key employees, consultants and non-employee members of our Board with an opportunity to acquire shares of our common stock or receive monetary payments. It is intended that the 2026 Plan will promote continuity of management and increased incentive and personal interest in the welfare of our company by those key employees who are primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success. In addition, by encouraging stock ownership by non-employee directors, we seek to attract and retain on our Board persons of exceptional competence and to provide a further incentive to serve as a director.

Key Terms

Participation:	● Eligible officers or other employees ● Consultants ● Directors ● Approximately 50 employees, 5 consultants and 7 non-employee Directors are expected to be eligible to participate in the 2026 Plan
Shares authorized:	7,500,000 shares, plus the number of shares reserved under the Prior Plans that are not the subject of outstanding awards
No liberal share counting:

Shares tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding stock appreciation right; shares withheld to satisfy federal, state or local tax withholding obligations; and shares purchased by us using proceeds from stock option exercises do not replenish the 2026 Plan’s share reserve

Award types:

●         Stock options

●         Stock appreciation rights

●         Performance shares

●         Performance share units

●         Restricted stock

●         Restricted stock units

●         Deferred stock rights

●         Dividend equivalent units

●         Cash incentive awards

Director award limitations:	● Aggregate value of awards granted to a non-employee director, taken together with any cash paid to such non-employee director, shall not exceed $700,000 in a fiscal year.
Key prohibitions:	● No backdating of options or stock appreciation rights ● No repricing of options or stock appreciation rights ● No discounted options or stock appreciation rights
Amendments:	Material amendments require shareholder approval

A summary description of the 2026 Plan follows below. The summary description is qualified in its entirety by reference to the full text of the 2026 Plan, which is attached to this proxy statement as Appendix A.

Effect of Proposal on the Prior Plans

The Prior Plans, under which we may use for stock-based compensation for our board members and grant equity awards to employees, had approximately 266,779 shares of common stock available for future equity grants as of March 31, 2026. If our shareholders approve the 2026 Plan, then the Prior Plans will terminate on the date of approval, no new awards will be granted under the Prior Plans, and the authority to issue the remaining shares of common stock available under the Prior Plans will terminate, although such remaining shares will be rolled into the 2026 Plan to be used for grants made under the 2026 Plan. All awards that we granted under the Prior Plans that are outstanding as of the date of the approval of the 2026 Plan will remain outstanding and will continue to be governed by the Prior Plan under which they were granted. As of March 31, 2026, there were zero shares of common stock subject to outstanding options or stock appreciation rights; zero shares of restricted stock or restricted stock units that had not vested; and zero shares subject to performance share units that had not been earned under the Prior Plans.

Effect on Prior Plans if the 2026 Plan is Not Approved

If the 2026 Plan is not approved, then the Prior Plans will remain in effect in accordance with their terms. However, there will be insufficient shares available under the Prior Plans to make annual or retention awards to employees and non-employee directors or to provide grants to new hires in the coming years.  In this event, the Organization, Operating System, Compensation and Communities Committee would be required to revise its compensation philosophy and devise other programs to attract, retain and compensate its management employees and non-employee directors.

Authorized Shares, Stock Price, Dilution and Burn Rate

Our articles of incorporation, as amended, authorize the issuance of 245,000,000 shares of common stock. There were 74,099,140 shares of our common stock issued and outstanding as of March 31, 2026, and the market value of a share of our common stock as of that date was $3.05.

In order to determine the number of shares of common stock to be authorized under the 2026 Plan, the Organization, Operating System, Compensation and Communities Committee considered our need for shares, based on the current and expected future equity grant mix and the potential dilution that awarding the requested shares may cause to existing shareholders. The Organization, Operating System, Compensation and Communities Committee considered a number of factors, including the Company’s historical and projected equity grant practices, anticipated hiring and retention needs, the desire to preserve cash resources, the expected duration of the Plan, and the importance of maintaining a competitive compensation program that aligns the interests of employees, directors and other service providers with those of shareholders.

The Organization, Operating System, Compensation and Communities Committee recommended to our Board that 7,500,000 shares be authorized under the 2026 Plan, along with any shares reserved under the Prior Plans that are not the subject of outstanding awards under that plan as of the date the 2026 Plan becomes effective plus any shares subject to outstanding awards under the Prior Plans that would be replenished to that plan’s share reserve, such as upon forfeiture of the award.  As described above, if the 2026 Plan is approved, no further grants will be made under the Prior Plans, so any shares reserved under the Prior Plans that are not subject to outstanding awards at the time the 2026 Plan is approved would no longer be available for future awards under the Prior Plans.  The Board is seeking shareholder approval for the 2026 Plan and the pool of shares available under the 2026 Plan, which it believes are appropriate to provide the Company with sufficient flexibility to grant equity-based incentives over the expected term of the 2026 Plan.

Because this proposal to approve the 2026 Plan does not contemplate the amount or timing of specific equity awards in the future, other than as described under “New Plan Benefits” below, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.

Summary Description of 2026 Plan

Administration

The 2026 Plan will be administered by the Organization, Operating System, Compensation and Communities Committee with respect to eligible employee and consultant participants and the non-employee directors of our Board (or a committee of non-employee directors appointed by our Board) with respect to director participants (we refer to such committee or Board, as the case may be, as the “administrator”).  The administrator will have the authority to determine the provisions of an award agreement; interpret the provisions of the 2026 Plan and any award agreement; prescribe, amend and rescind rules and regulations relating to the 2026 Plan; correct any defect, supply any omission or reconcile any inconsistency in the 2026 Plan, any award or agreement covering an award in the manner and to the extent it deems desirable to carry the 2026 Plan or such award into effect; and make all other determinations necessary or advisable for the administration of the 2026 Plan.

Notwithstanding anything else in the 2026 Plan to the contrary, the administrator will have the discretion to grant an award with any vesting condition, any restriction period or any performance period to any newly hired or promoted participant. The administrator may also shorten the vesting period of an award in connection with a participant’s death, disability, retirement or termination by our company without cause or a change of control.

To the extent applicable law permits, the Board may delegate some or all of its authority under the 2026 Plan to a committee of the Board or to one or more officers of our company, and the Organization, Operating System, Compensation and Communities Committee may delegate some or all of its authority under the 2026 Plan to a sub-committee or one or more of our officers. Delegation is not permitted, however, with respect to stock-based awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the delegation is to a committee of the Board that consists only of outside directors.

Eligibility

The administrator may designate any of the following as a participant under the 2026 Plan to the extent consistent with its authority: any officer or other key employee of our company or our affiliates who is responsible for or is in a position to contribute to the management, growth or profitability of our business or the business of an affiliate, any consultant who provides services to us or our affiliates other than as an employee or director, and any of our directors, including non-employee directors. As of March 31, 2026, we had 7 non-employee directors nominated to standing for re-election at the Meeting, 5 consultants and approximately 50 employees who would be eligible to participate in the 2026 Plan.

Types of Awards

Awards under the 2026 Plan may consist of stock options, stock appreciation rights, performance shares, performance share units, restricted stock, restricted stock units, deferred stock rights, dividend equivalent units, cash incentive awards or other types of awards permitted under the 2026 Plan. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other award (or any other award granted under another plan of ours or of any of our affiliates).

Shares Reserved under the 2026 Plan

The 2026 Plan provides that the following shares of common stock are reserved for issuance under the plan: 7,500,000 shares, plus the shares reserved under the Prior Plans that are not the subject of outstanding awards under the Prior Plans as of the date the 2026 Plan becomes effective plus any shares subject to outstanding awards under the Prior Plans that would be replenished to a Prior Plan’s share reserve, as explained below.  The 2026 Plan also provides that we may issue an aggregate of up to 7,500,000 shares of common stock upon the exercise of incentive stock options.

With respect to awards that are settleable in common stock (or that may be settled in either cash or common stock), the number of shares of common stock reserved under the 2026 Plan will be depleted, at the time the award is granted, by the maximum number of shares with respect to which the award is granted.

The following shares will be recredited to the 2026 Plan’s share reserve in the same number as they depleted the reserve: (i) shares that will not be issued under an award (whether due currently or on a deferred basis) due to its lapse, expiration, termination, cancellation or any other circumstance, (ii) shares forfeited under an award or (iii) shares issued under any award that we subsequently reacquire pursuant to rights reserved upon the issuance of the shares that are recredited to the reserve may again be used for new awards.  However, shares recredited to the reserve pursuant to clause (iii) cannot be issued pursuant to incentive stock options, and in no event will the following shares be recredited to the 2026 Plan’s reserve: shares tendered or withheld in payment of the exercise price of a stock option or as a result of the net settlement of an outstanding stock appreciation right; shares withheld to satisfy federal, state or local tax withholding obligations; and shares purchased by us using proceeds from stock option exercises.

If, after the termination of the Prior Plans, any shares subject to awards granted under the Prior Plans would again become available for new grants under the terms of such plans if such plans were still in effect (taking into account the applicable plan’s provisions concerning termination or expiration, if any), then those shares will be available for the purpose of granting awards under the 2026 Plan, thereby increasing the number of shares available for issuance under the 2026 Plan.

Options and Stock Appreciation Rights

Options.  The administrator will have the authority to grant stock options and to determine all terms and conditions of each stock option. Stock options will be granted to participants at such time as the administrator may determine. The administrator will also determine whether an option is to be an incentive stock option or non-qualified stock option, the number of options granted and the date of grant, which may not be prior to the date of the administrator’s approval of the grant. The administrator will fix the option price per share of common stock, which may not be less than the fair market value of the common stock on the date of grant. Fair market value is defined as the last sales price of a share of our common stock on the date in question, or if no sales of our common stock occur on such date, on the last preceding date on which there was such a sale.

The administrator will determine terms and conditions of exercise, as well as the expiration date of each option, but the expiration date will not be later than 10 years after the grant date; provided, however that any incentive stock option granted to an eligible employee who owns more than ten percent of the total combined voting power of all classes of stock then issued by our company or a subsidiary must terminate no later than 5 years after the grant date.  If the aggregate fair market value of the shares subject to the portion that becomes exercisable during a calendar year exceeds $100,000, then the option will be treated as a nonqualified stock option to the extent the $100,000 limitation is exceeded.

Each incentive stock option that the administrator grants to a 10% shareholder must have an exercise price at least equal to 110% of the fair market value of the common stock on the date of grant and must terminate no later than five years after the date of grant.

Stock Appreciation Rights.  The administrator will have the authority to grant stock appreciation rights. A stock appreciation right is the right of a participant to receive cash in an amount, and/or common stock with a fair market value, equal to the appreciation of the fair market value of a share of common stock during a specified period of time. The 2026 Plan provides that the administrator will determine all terms and conditions of each stock appreciation right, including: whether the stock appreciation right is granted independently of a stock option or relates to a stock option; the number of shares of common stock to which the stock appreciation right relates; the date of grant, which will not be prior to the date of the administrator’s approval of the grant; a grant price that will not be less than the fair market value of the common stock subject to the stock appreciation right on the date of grant; the terms and conditions of exercise or maturity; a term that must be no later than 10 years after the date of grant; and whether the stock appreciation right will settle in cash, shares of common stock or a combination of the two.

Repricing and Backdating Prohibited.  Neither the administrator nor any other person may decrease the exercise or grant price for any outstanding stock option or stock appreciation right after the date of grant, cancel an outstanding option or stock appreciation right in exchange for cash or other awards (other than cash or other awards with a value equal to the excess of the fair market value of the shares subject to such option or stock appreciation right at the time of cancellation over the exercise or grant price for such shares) or allow a participant to surrender an outstanding stock option or stock appreciation right to us as consideration for the grant of a new stock option or stock appreciation right with a lower exercise price.

The administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the administrator takes action to approve such award.

Performance and Stock Awards

The administrator will have the authority to grant awards of restricted stock, restricted stock units, deferred stock rights, performance shares or performance share units. Restricted stock means shares of common stock that are subject to a risk of forfeiture, restrictions on transfer or both a risk of forfeiture and restrictions on transfer. Restricted stock unit means the right to receive a payment in cash or shares equal to the fair market value of one share of common stock. Deferred stock right means the right to receive shares of common stock or shares of restricted stock at some future time. Performance shares means the right to receive shares of common stock, including restricted stock, to the extent performance goals (and other requirements) are achieved. Performance share unit means the right to receive a payment in cash in relation to a unit that has a value equal to the fair market value of one or more shares of common stock, to the extent performance goals are achieved (or other requirements are met).

The administrator will determine all terms and conditions of the awards, including: the number of shares of common stock and/or units to which such award relates; whether performance goals need to be achieved for the participant to realize any portion of the benefit provided under the award; the performance period for stock performance awards; and, with respect to restricted stock units and performance share units, whether the awards will settle in cash, in shares of common stock, or in a combination of the two.

For purposes of the 2026 Plan, performance goals mean any objective or subjective goals the administrator establishes.  The 2026 Plan includes a non-exhaustive list of example performance measures that may be used.

During the time restricted stock is subject to a restriction period, the participant will have all of the rights of a shareholder, including the right to vote the shares of restricted stock and, unless the administrator otherwise provides, the right to receive dividends paid on the shares of restricted stock.

Unless the administrator determines otherwise, during the time restricted stock is subject to the period of restriction, to the extent not prohibited by law, the participant shall be deemed to have appointed the company’s chief executive officer and corporate secretary as proxies, authorizing them to represent and to vote the participant’s restricted stock in accordance with our Board’s recommendations on all matters that are submitted to a shareholder vote.

At such time as all restrictions applicable to an award of restricted stock, deferred stock rights or restricted stock units are met and the restriction period expires, ownership of the stock subject to such restrictions shall be transferred to the participant free of all restrictions except those that may be imposed by applicable law; provided that if restricted stock units are paid in cash, the payment shall be made to the participant after all applicable restrictions lapse and the restriction period expires.

Dividends and Dividend Equivalent Units

In no event may dividends or dividend equivalent units be awarded with respect to stock options, stock appreciation rights or any other award that is not a full-value award. For this purpose, a full-value award includes restricted stock, restricted stock units, performance shares, performance share units, deferred stock rights and any other similar award under which the value of the award is measured as the full value of a share of common stock, rather than the increase in the value of a share. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, the 2026 Plan expressly prohibits the payment of dividends or dividend equivalent units on unvested awards for all equity award types.

Restricted share awards will automatically be credited with dividends. If cash dividends are paid while shares of restricted stock are unvested, then such dividends will either, at the discretion of the administrator, be (1) automatically reinvested as additional shares of restricted stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of restricted stock, or (2) paid in cash at the same time and the same extent that the restricted stock vest. For clarity, in no event will dividends be distributed to a participant unless, until and to the same extent as the underlying shares of restricted stock vest.

The administrator may grant dividend equivalent units only in tandem with full-value awards, other than restricted stock. Dividend equivalent units will either, at the discretion of the administrator, be (1) accumulated and paid, in cash or shares in the administrator’s discretion, at the same time and to the same extent that the tandem award vests or is earned or (2) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem award. For clarity, in no event will a participant receive payment with respect to a dividend equivalent unit unless, until and to the same extent as the tandem award vests and is paid.

Cash Incentive Awards

The administrator will determine all terms and conditions of cash incentive awards, including but not limited to the performance goals, performance period, the potential amount payable, and the timing of payment.

Other Awards

The administrator will have the authority to grant other types of awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, shares of common stock, either alone or in addition to or in conjunction with other awards, and payable in shares of common stock or cash. Such awards may include shares of unrestricted common stock, which may be awarded, without limitation, as a bonus, in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, upon the attainment of performance goals or otherwise, or rights to acquire shares of our common stock from us. The administrator will determine all terms and conditions of the award, including the time or times at which such award will be made and the number of shares of common stock to be granted pursuant to such award or to which such award will relate. Any award that provides for purchase rights must be priced at 100% of the fair market value of our common stock on the date the award is granted.

Discretion to Accelerate

The administrator will have the discretion to accelerate or shorten the vesting period of an award, in connection with a participant’s death, disability, retirement or termination by us without cause or on a change of control.

Director Award Limit

In no event will the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all awards granted to a non-employee director in a fiscal year, taken together with any cash fees paid during a calendar year to the non-employee director, exceed $700,000.

Effect of Termination on Awards

The administrator will include in award agreements the effect of termination of service on the awards. However, if we terminate a participant’s employment with our company and our affiliates or service as a director for cause as defined in the 2026 Plan, then all awards and grants of every type, whether or not vested, will terminate no later than the participant’s last day of employment. The Organization, Operating System, Compensation and Communities Committee will have the discretion to waive the applicability of such termination in whole or in part and to determine whether the event or conduct at issue constitutes cause.

Transferability

No award (other than unrestricted shares), and no right under any such award, will be assignable, alienable, saleable or transferable by a participant other than by will or by the laws of descent and distribution. However, at the discretion of the administrator, a participant may be entitled, in the manner established by the administrator, to designate a beneficiary to exercise his or her rights, and to receive any property distributable, with respect to any award upon the death of the participant. No award (other than unrestricted shares), and no right under any such award, may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against us or any affiliate.

Term

Unless earlier terminated by our Board or the Organization, Operating System, Compensation and Communities Committee, the 2026 Plan will terminate on the earlier of the date all common stock reserved for issuance under the 2026 Plan has been issued or the tenth anniversary of the 2026 Plan’s effective date.

Termination and Amendment

The Board or the Organization, Operating System, Compensation and Communities Committee may amend, alter, suspend, discontinue or terminate the 2026 Plan at any time, except:

•	the Board must approve any amendment to the 2026 Plan if we determine such approval is required by action of the Board, applicable corporate law or any other applicable law;

•

shareholders must approve any amendment to the 2026 Plan if we determine that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which our common stock is then traded or any other applicable law; and

•

shareholders must approve any amendment to the 2026 Plan that materially increases the number of shares of common stock reserved under the 2026 Plan or the incentive stock option award limits set forth in the 2026 Plan, that expands the group of individuals that may become participants under the 2026 Plan, that diminishes the shareholder protections under the provisions on repricing or backdating stock options and stock appreciation rights.

The administrator may modify, amend or cancel any award or waive any restrictions or conditions applicable to any award or the exercise of the award. Any modification or amendment that materially diminishes the rights of the participant or any other person that may have an interest in the award, or that cancels any award, will be effective only if agreed to by that participant or other person. The administrator does not need to obtain participant or other interested party consent, however, for the modification, amendment or cancellation of an award pursuant to the performance goal provisions or the adjustment provisions of the 2026 Plan or the modification of an award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which our common stock is then traded; to the extent the administrator deems necessary preserve favorable accounting or tax treatment of any award for us; or to the extent the administrator determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person with an interest in the award.

Cancellation and Recoupment

Notwithstanding anything to the contrary in any award agreement, the administrator will have the authority to terminate or cause the participant to forfeit an award, and require the participant to disgorge to the company any gains attributable to the award, if (1) while the participant is employed by or in service with the company or any affiliate, the participant competes with us or an affiliate, participates in any enterprise that competes with us or an affiliate or uses or discloses, other than as expressly authorized by us, any confidential business information or trade secrets that the participant obtains during the course of his or her employment or service with us or any affiliate; or (2) after the participant is no longer employed by or in service with us or any affiliate, the participant is determined by the administrator in its reasonable discretion (a) to be in breach of any confidentiality, noncompetition, nonsolicitation or similar agreement between the participant, on the one hand, and us or any affiliate, on the other hand (the participant’s “Restrictive Agreement”), or (b) while any award agreement is in effect, to have engaged in conduct that would have constituted a breach of the participant’s Restrictive Agreement if such Restrictive Agreement were then in effect.

Any awards granted under the 2026 Plan, and any stock issued or cash paid pursuant to an award, will be subject to any recoupment, clawback, equity holding, stock ownership or similar policies adopted by us from time to time (to the extent contemplated by such policies) and any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to us from time to time (to the extent contemplated by such requirements).

Unless the award agreement specifies otherwise, the administrator may cancel any award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2026 Plan.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the administrator may approve such supplements to, or amendments, restatements or alternative versions of, the 2026 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the administrator approves for purposes of using the 2026 Plan in a foreign country will not affect the terms of the 2026 Plan for any other country.

In addition, if an award is held by a participant who is employed or residing in a foreign country and the amount payable or shares of common stock issuable under such award would be taxable to the participant under Code Section 457A in the year such award is no longer subject to a substantial risk of forfeiture, then the amount payable or shares of common stock issuable under such award shall be paid or issued to the participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in the 2026 Plan or the award agreement to contrary.

Adjustments

If:

•	we are involved in a merger or other transaction in which our common stock is changed or exchanged;
•	we subdivide or combine our common stock or we declare a dividend payable in our common stock, other securities or other property;
•

we effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of common stock, that the Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

•

any other event occurs, which, in the judgment of the Board or administrator necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2026 Plan, then the administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the 2026 Plan and subject to certain provisions of the Code, adjust the number and type of shares of common stock subject to the 2026 Plan and which may, after the event, be made the subject of awards; the number and type of shares of common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award.

In any such case, the administrator may also (or in lieu of the foregoing) provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award. The administrator may, in connection with any merger, consolidation, acquisition of property or stock or reorganization, and without affecting the number of shares of common stock otherwise reserved or available under the 2026 Plan, authorize the issuance or assumption of awards upon terms it deems appropriate.

Change of Control

In the event of a change of control of our company:

•

If the purchaser, successor or surviving entity (or parent thereof) (the “Survivor”) so agrees, some or all outstanding awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor. If applicable, each award which is assumed or replaced by the Survivor will be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities which would have been issuable to the participant upon the consummation of such change of control had the award been exercised, vested or earned immediately prior to such change of control, and other appropriate adjustments in the terms and conditions of the award shall be made.

•

Each such assumed or replacement award will provide that if the participant’s employment is terminated without cause by the Survivor or an affiliate, or by the participant for good reason, in either case within 24 months following the change of control, then effective on the date of such termination:  All of the participant’s outstanding options or stock appreciation rights shall become exercisable in full, all time-based vesting requirements of any of the participant’s outstanding awards shall be deemed satisfied in full, and all performance-based vesting requirements of any of the participant’s outstanding awards for which the performance period has not yet ended shall be deemed satisfied at the maximum level for such award.  However, if a participant has in effect an employment, retention, change of control, severance, award or similar agreement with our company or any of our affiliates, that provides for more favorable treatment of an award upon the participant’s termination of employment, then the provisions of such agreement will apply.

•	To the extent the Survivor does not assume the awards or issue replacement awards as provided above, then immediately prior to the date of the change of control:

•

each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will become fully vested, and, unless otherwise determined by the Board or the Organization, Operating System, Compensation and Communities Committee, all stock options and stock appreciation rights will be cancelled in exchange for a cash payment equal to the excess of the change of control price (as determined by the administrator) of the shares of common stock covered by the stock option or stock appreciation right over the purchase or grant price of such shares of common stock under the award;

•	shares of restricted stock, restricted stock units and deferred stock rights (that are not performance awards) that are not vested will vest in full;
•

all stock performance awards and cash incentive awards that are earned but not yet paid will be paid, and all stock performance awards and cash incentive awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount earned based on the level of achievement of the performance goals at the time of the change of control, but prorated based on the portion of the performance period that has lapsed as of the date of the change of control;

•

all dividends credited with respect to restricted stock, and all dividend equivalent units credited with respect to any other full-value award that are not vested will vest (to the same extent as the award to which such dividends or dividend equivalent units relate vests) and be paid; and

•	all other awards that are not vested will vest in full and, if an amount is payable under such vested award, then such amount will be paid in cash based on the value of the award.

•

To the extent the Survivor does not assume the awards or issue replacement awards as provided above, if the value of an award is based on the fair market value of the common stock, fair market value will be deemed to mean the per share change of control price paid in a change of control transaction as determined by the administrator.

In the event of a change of control, the administrator may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of stock received or to be received by other shareholders in the event. In the case of any stock option or stock appreciation right with an exercise or grant price that equals or exceeds the price paid for a share of stock in connection with the change of control, the administrator may cancel the stock option or stock appreciation right without the payment of consideration therefor.

Certain Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the 2026 Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the 2026 Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2026 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2026 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2026 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time.

We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2026 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Share Units

The grant of a performance share unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash received, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Dividends and Dividend Equivalent Units

A participant who is paid a dividend or dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Cash Incentive Awards

A participant who receives a payment under a cash incentive award will recognize ordinary income equal to the value of cash received, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the deduction we can take for compensation we pay to any “covered employee” to $1,000,000 per year per individual.

Code Section 409A

We do not guarantee to any participant or any other person with an interest in an award that (1) any award intended to be exempt from Code Section 409A shall be so exempt, (2) any award intended to comply with Code Section 409A or Code Section 422 shall so comply, (3) any award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will our company or any of our affiliates indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

New Plan Benefits

We cannot currently determine the awards that may be granted under the 2026 Plan in the future to the executive officers, non-employee directors or other persons. The administrator will make such determinations from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about our equity compensation plans as of December 31, 2025:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(1)
Equity compensation plans approved by security holders	—	—	730,500
Equity compensation plans not approved by security holders (1)	—	—	—
Total	—	—	730,500

(1)	We have no equity compensation plans not approved by security holders.

Vote Required

In order to be adopted, the 2026 Plan requires that the votes cast in favor exceed the votes cast in opposition.

The Board of Directors recommends that shareholders vote “FOR” approval of the Comstock Inc. 2026 Equity Incentive Plan. Unless otherwise indicated on your proxy, your shares will be voted “FOR” the approval of the Comstock Inc. 2026 Equity Incentive Plan.

SHAREHOLDER PROPOSALS

A shareholder desiring to make a proposal to be acted upon at the 2027 Annual Meeting must present such proposal to our Secretary at P.O. Box 1118, Virginia City, Nevada 89440. Unless the Company changes the date of its Annual Meeting for next year more than 30 days from this year's meeting, the deadline for submitting shareholder proposals to be considered for inclusion in the Company’s 2027 proxy statement is 120 calendar days before April 10, 2027, which is December 11, 2026. Shareholder proposals submitted after such date will be considered untimely and will not be considered for inclusion in the Company’s 2027 proxy statement. If the Company’s Annual Meeting is changed by more than 30 days from the date of this year's meeting, then the deadline will change to a reasonable time before Comstock prints and sends its proxy materials.

In addition, our bylaws provide that a shareholder desiring to submit a proposal to be voted on at next year’s annual meeting, including nominating persons for election as directors, may submit such proposals by delivering written notice to our Corporate Secretary. Such notice generally must be delivered within 10 business days of the date on which the Company sends to the shareholders written notice of the Company’s Annual Meeting.

The shareholder’s notice must include:

•	the shareholder’s name and mailing address;
•	the date, time and place of the meeting (and type) to which the notice applies;
•	the nature of the matter (and for an election of director(s), the identity and qualifications of said director(s)); and
•	any other information required to ensure that shareholders entitled to vote on such matter have a clear understanding of the ramifications thereof.

The requirements found in our bylaws are separate from, and in addition to, the SEC requirements that a shareholder must meet to have a proposal included in our Proxy Statement. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act not later than March 29, 2027.

CERTAIN MATTERS RELATING TO PROXY MATERIALS AND
ANNUAL REPORTS

Notice and Access

We are providing access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the internet increases the ability of our shareholders to connect with the information they need, while reducing the environmental impact associated with the printing and delivery of materials.

Electronic Access of Proxy Materials and Annual Reports

This Proxy Statement and our Annual Report on Form 10-K are available on our website at www.comstock.inc. Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Providing these documents over the Internet will reduce our printing and postage costs and the number of paper documents shareholders would otherwise receive. We will notify shareholders who consent to accessing these documents over the Internet when such documents are available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Secretary, Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Beneficial owners whose shares are held in street name should refer to the information provided by the institution that holds such beneficial owner’s shares and follow the instructions on how to elect to access future proxy statements and annual reports over the Internet, if this option is provided by such institution. Paper copies of these documents may be requested in writing from Comstock Inc., P.O. Box 1118, Virginia City, Nevada 89440, ATTN: Corporate Secretary, Zach Spencer or telephone: (775) 847-7573.

“Householding” of Proxy Materials and Annual Reports for Record Owners

The SEC rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate proxy card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the proxy card included with this Proxy Statement and shareholders of record voting by telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our investor relations department as described above.

Separate Copies for Beneficial Owners

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report on Form 10-K by contacting our investor relations department as described above. Beneficial owners with the same address who receive more than one proxy statement and Annual Report on Form 10-K may request delivery of a single proxy statement and Annual Report on Form 10-K by contacting our investor relations department as described above.

OTHER MATTERS

The Board is not aware of any other matters for presentation or action at the Meeting other than as set forth in this Proxy Statement. If any other matters properly come before the Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors

Appendix A

COMSTOCK INC.
2026 EQUITY INCENTIVE PLAN

Effective May 28, 2026

1.    Purpose and Effective Date.

(a)    Purpose. The purpose of the Comstock Inc. 2026 Equity Incentive Plan is to promote the best interests of Comstock Inc. (together with any successor thereto, the “Company”) and its shareholders by providing key employees and consultants of the Company and its Affiliates (as defined below) and members of the Company’s Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire shares of the Company’s common stock or receive monetary payments. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b)    Term of Plan. This Plan will become effective, and Awards may be granted under this Plan, on and after May 28, 2026 (the “Effective Date”) contingent on the Plan being approved by the Company’s shareholders at the annual shareholders meeting on such date. This Plan will terminate as provided in Section 16.

(c)    Prior Plans. If the Company’s shareholders approve this Plan, then the Comstock Inc. 2022 Equity Incentive Plan and the Comstock Mining Inc. 2020 Equity Incentive Plan (collectively, the “Prior Plans”) will terminate, and no new awards will be granted under the Prior Plans, as of the Effective Date; provided that awards previously granted under, or subject to, the Prior Plans and still outstanding as of the Effective Date will continue to be subject to all terms and conditions of the applicable Prior Plan and such awards shall continue in force and effect until fully distributed or terminated pursuant to their terms.

2.    Definitions. Capitalized terms used in this Plan have the meanings given below. Additional defined terms are set forth in other sections of this Plan.

(a)“    10% Shareholder” means an Eligible Employee who, as of the date an ISO is granted to such individual, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary corporation.

(b)“    Administrator” means (i) the Committee with respect to Participants who are Eligible Employees and Consultants and (ii) the Non-Employee Directors of the Board (or a committee of Non-Employee Directors appointed by the Board) with respect to Participants who are Directors.

(c)“    Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 50 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(d)“    Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Share Units, Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Dividend Equivalent Units, Cash Incentive Awards, or any other type of award permitted under the Plan.

(e)“    Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

(f)“    Board” means the Board of Directors of the Company.

(g)“    Cash Incentive Award” means the right to receive a cash payment to the extent one or more Performance Goals are achieved (or other requirements are met).

(h)“    Cause” shall have the meaning set forth in the Award agreement.

(i)“    Change of Control” shall have the meaning given in the Award agreement, or if none, shall mean the occurrence of an event described in any one of the following paragraphs:

(i)    The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a subsidiary of the Company;

(ii)    The Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(iii)    The date which is 10 business days prior to the consummation of a complete liquidation or dissolution of the Company;

(iv)    The acquisition by any Person of Beneficial Ownership of 20% or more (on a fully diluted basis) of either (A) the then outstanding shares of Stock of the Company, taking into account as outstanding for this purpose such Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change of Control: (1) any acquisition by the Company, (2) any acquisition by any employee benefit plan sponsored or maintained by the Company or any subsidiary, or (3) any acquisition which complies with clauses, (A), (B) and (C) of subsection (v) of this definition; or

(v)    The consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the entity resulting from such Business Combination (the “Surviving Company”), or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Outstanding Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no Person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company) is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company); and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.

Notwithstanding the foregoing, with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(j)“    Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k)“    Commission” means the United States Securities and Exchange Commission or any successor agency.

(l)“    Committee” means the Organization, Operating System, Compensation and Communities Committee of the Board (or a successor committee with the same or similar authority), or such other committee of the Board designated by the Board to administer the Plan and composed of no fewer than two directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3; provided that if no such committee shall be in existence at any time, the functions of the Committee shall be carried out by the Board.

(m)“    Company” means Comstock Inc. or any successor thereto.

(n)“    Consultant” means a person or entity rendering services to the Company or an Affiliate other than as an employee of any such entity or a Director.

(o)“    Deferred Stock Right” means the right to receive Stock or Restricted Stock at some future time.

(p)“    Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or an Affiliate.

(q)    "Disability" shall have the meaning set forth in the Award agreement.

(r)“    Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other distributions paid with respect to a Share.

(s)“    Eligible Employee” means any officer or other key employee of the Company or of any Affiliate who is responsible for or is in a position to contribute to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(t)“    Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(u)“    Fair Market Value” means, per Share on a particular date: (i) the closing price on such date on the NYSE American LLC, or, if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market; (ii) if the Shares are not listed on the NYSE American LLC, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market; or (iii) if the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Administrator. The Administrator also shall establish the Fair Market Value of any other property. If an actual sale of a Share occurs on the market, then the Company may consider the sale price to be the Fair Market Value of such Share.

(v)“    Full-Value Award” means Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Deferred Stock Rights and any other Award under which the value of the Award is measured as the full value of a Share, rather than the increase in the value of a Share.

(w)“    Good Reason” shall have the meaning set forth in the Award agreement.

(x)“    Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422.

(y)“    Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

(z)“    Option” means the right to purchase Shares at a stated price for a specified period of time.

(aa)“    Participant” means an individual selected by the Administrator to receive an Award.

(bb)“    Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. The Performance Goals may relate to (i) the Company on a consolidated basis, (ii) any one or more Affiliates or divisions of the Company, (iii) any other business unit or units of the Company or an Affiliate as defined by the Administrator, and/or (iv) the Participant’s individual performance. The Performance Goals may include any of the following, singly or in combination: stock price; earnings or earnings per share; stockholder return; return on capital, investment or stockholders’ equity; cash flow or throughput; return on assets employed; operating profit; working capital; market share; net worth; inventory turnover; completion of significant projects or implementation of significant new processes; and the achievement of specific intermediate and strategic objectives and/or any other goals the Administrator may establish.

Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers, averages and/or percentages) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(cc)“    Performance Shares” means the right to receive Shares (including Restricted Stock) to the extent Performance Goals (and other requirements) are achieved.

(dd)“    Performance Share Unit” means the right to receive a payment in cash in relation to a unit that has a value equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(ee)“    Person” shall means a person as defined in Section 13(d)(3) of the Exchange Act.

(ff)“    Plan” means this Comstock Inc. 2026 Equity Incentive Plan, as it may be amended from time to time.

(gg)“    Restriction Period” means the length of time established relative to an Award during which the Participant cannot sell, assign, transfer, pledge or otherwise encumber the Stock or Stock Units subject to such Award and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.

(hh)“    Restricted Stock” means a Share that is subject to a risk of forfeiture or a Restriction Period, or both a risk of forfeiture and a Restriction Period.

(ii)“    Restricted Stock Unit” means the right to receive a payment in cash or Shares equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer.

(jj)“    Retirement” shall have the meaning set forth in the Award agreement.

(kk)“    Rule 16b-3” means Rule 16b-3 promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(ll)“    Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(mm)“    Share” means a share of Stock.

(nn)“    Stock” means the Common Stock of the Company.

(oo)“    Stock Appreciation Right” or “SAR” means the right to receive a payment in cash or Shares equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(pp)“    Stock Performance Award” means a Performance Share or Performance Share Unit, and any Award of Restricted Stock, Restricted Stock Units or Deferred Stock Rights the payment or vesting of which is contingent, in whole or part, on the attainment of one or more Performance Goals.

(qq)“    Stock Unit” means a right to receive a payment in cash or Shares equal to the Fair Market Value of one Share.

(rr)“    Subsidiary” means any corporation or limited liability company (except such an entity that is treated as a partnership for U.S. income tax purposes) in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entity in the chain) owns stock or equity interests possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or equity interests in one of the other entities in the chain.

3.      Administration.

(a)    Administration. In addition to the authority specifically granted to the Administrator in this Plan, but subject to any restrictions specified herein, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) determine the provisions of an Award agreement; (ii) interpret the provisions of this Plan and any Award agreement; (iii) prescribe, amend and rescind rules and regulations relating to this Plan; (iv) correct any defect, supply any omission, or reconcile any inconsistency in this Plan, any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (v) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)    Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board or to one or more officers of the Company, or the Committee may delegate to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee or one or more officers to the extent of such delegation.

(c)    Indemnification. The Company will indemnify and hold harmless each member of the Board and the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any acts or omissions with respect to this Plan or any Award to the maximum extent that the law and the Company’s by-laws permit.

4.    Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any Eligible Employee, any Consultant or any Director, including a Non-Employee Director. The Administrator’s granting of an Award to a Participant will not require the Administrator to grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.    Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).

6.    Shares Reserved under this Plan.

(a)    Plan Reserve. Subject to adjustment as provided in Section 16, an aggregate of seven million five hundred thousand (7,500,000) Shares, plus the number of Shares described in Section 6(d) (such number of Shares, at any point in time, the “Plan Reserve”) are reserved for issuance under this Plan. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share shall be rounded to the next highest full Share.

(b)    Depletion of Plan Reserve. With respect to Awards that are settleable in Stock (or may be settled in either cash or Stock), the Plan Reserve shall be depleted, at the time an Award is granted, by the maximum number of Shares with respect to which such Award is granted.

(c)    Replenishment of Plan Reserve. The following Shares shall be recredited to the Plan Reserve in the same number as they depleted the reserve: (i) Shares that will not be issued under an Award (whether due currently or on a deferred basis) due to its lapse, expiration, termination, cancellation or any other circumstance, (ii) Shares forfeited under an Award or (iii) Shares issued under any Award that the Company subsequently reacquires pursuant to rights reserved upon the issuance of the Shares that are recredited to the Plan Reserve may again be used for new Awards under this Plan.

Notwithstanding the foregoing, (A) Shares recredited to the Plan Reserve pursuant to clause (iii) may not be issued pursuant to Incentive Stock Options and (B) in no event shall the following Shares be recredited to the Plan Reserve: Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding SAR; Shares withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.

(d)    Addition of Shares from Prior Plans. After the Effective Date, if any Shares subject to awards granted under the Prior Plans would again become available for new grants under the terms of such plans if such plans were still in effect (taking into account such plan’s provisions concerning termination or expiration, if any), then those Shares will be credited to the Plan Reserve. Any such Shares will not be available for future awards under the terms of the Prior Plans.

(e)    Incentive Stock Option Award Limits. Subject to adjustment as provided in Section 16, the Company may issue only an aggregate of seven million five hundred thousand (7,500,000) Shares upon the exercise of Incentive Stock Options.

(f)    Director Award Limit. In no event shall the aggregate grant date value (determined in accordance with generally accepted accounting principles) of all Awards granted to a Non-Employee Director in a fiscal year of the Company, taken together with any cash fees paid during a calendar year to the Non-Employee Director, exceed $700,000.

7.    Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to:

(a)    Whether the Option is an Incentive Stock Option or a “nonqualified stock option” which does not meet the requirements of Code Section 422;

(b)    The number of Shares subject to the Option;

(c)    The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d)    The exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; provided that an Incentive Stock Option granted to a 10% Shareholder must have an exercise price at least equal to 110% of the Fair Market Value of the Shares subject to the Option as determined on the date of grant;

(e)    The terms and conditions of exercise, including the manner and form of payment of the exercise price; provided that if the aggregate Fair Market Value of the Shares subject to all ISOs granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceed $100,000, then such ISOs shall be treated as nonqualified stock options to the extent such $100,000 limitation is exceeded; and

(f)    The term; provided that each Option must terminate no later than ten (10) years after the date of grant and each Incentive Stock Option granted to a 10% Shareholder must terminate no later than five (5) years after the date of grant.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure.

8.    Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to:

(a)    Whether the SAR is granted independently of an Option or relates to an Option;

(b)    The number of Shares to which the SAR relates;

(c)    The date of grant, which may not be prior to the date of the Administrator’s approval of the grant;

(d)    The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant;

(e)    The terms and conditions of exercise or maturity;

(f)    The term, provided that each SAR must terminate no later than ten (10) years after the date of grant; and

(g)    Whether the SAR will be settled in cash, Shares or a combination thereof.

If an SAR is granted in relation to an Option, then, unless otherwise determined by the Administrator, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

9.    Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Deferred Stock Rights, Performance Shares or Performance Share Units, including but not limited to:

(a)    The number of Shares and/or units to which such Award relates;

(b)    Whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies;

(c)    The performance period for Stock Performance Awards; and

(d)    With respect to Restricted Stock Units and Performance Share Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

Unless the Administrator shall otherwise provide, during the time Restricted Stock is subject to the Restriction Period, to the extent not prohibited by law, the Participant shall be deemed to have appointed the Company’s Chief Executive Officer and Corporate Secretary, and each of them, as proxies, each with the power to appoint a substitute, authorizing them to represent and to vote the Participant’s Restricted Stock in accordance with the Board’s recommendations on all matters that are submitted to a shareholder vote (such appointment being irrevocable and coupled with an interest and extending until the expiration of the Restriction Period).

Except as otherwise provided in the Plan, at such time as all restrictions applicable to an Award of Restricted Stock, Deferred Stock Rights or Restricted Stock Units are met and the Restriction Period expires, ownership of the Stock subject to such restrictions shall be transferred to the Participant free of all restrictions except those that may be imposed by applicable law; provided that if Restricted Stock Units are paid in cash, the payment shall be made to the Participant after all applicable restrictions lapse and the Restriction Period expires.

10.    Dividends and Dividend Equivalent Units.

(a)    Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, SARs or any other Award that is not a Full-Value Award. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.

(b)    Dividends. Restricted Share Awards will automatically be credited with dividends. If cash dividends are paid while Restricted Shares are unvested, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional Restricted Shares that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Shares, or (ii) paid in cash at the same time and the same extent that the Restricted Shares vest. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying Restricted Shares vest.

(c)    Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Full-Value Awards, other than Restricted Shares. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid.

11.    Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

12.    Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to Participants other types of Awards, which shall be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, Shares, either alone or in addition to or in conjunction with other Awards, and payable in Stock or cash. Without limitation, such Award may include the issuance of unrestricted Shares, which may be awarded in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, as a bonus, upon the attainment of Performance Goals or otherwise, or rights to acquire Stock from the Company. The Administrator shall determine all terms and conditions of the Award, including but not limited to, the time or times at which such Awards shall be made, and the number of Shares to be granted pursuant to such Awards or to which such Award shall relate; provided that any Award that provides for purchase rights shall be priced at 100% of Fair Market Value on the date of grant of the Award.

13.    Discretion to Accelerate.

Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the discretion to accelerate or shorten the vesting period of an Award, in connection with a Participant’s death, Disability, Retirement or termination by the Company without Cause or upon a Change of Control.

14.    Effect of Termination on Awards.

(a)    Effect of Termination. Subject to the provisions of Section 13, the Administrator shall set forth in the Award agreement, at the time an Award is made, the effect of the termination of service of an Eligible Employee, Consultant or Non-Employee Director on such Award.

(b)    Termination for Cause. Notwithstanding the foregoing, if a Participant’s employment with the Company and its Affiliates or service as a Director is terminated for Cause, all Awards and grants of every type, whether or not then vested, shall terminate no later than the Participant’s last day of employment. The Committee shall have discretion to waive the application of this Section 14(b) in whole or in part and to determine whether the event or conduct at issue constitutes Cause for termination.

15.    Transferability.

(a)    Restrictions on Transfer. No Award (other than unrestricted Shares), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided that, at the discretion of the Administrator, a Participant may be entitled, in the manner established by the Administrator, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participant. No Award (other than unrestricted Shares), and no right under any such Award, may be pledged, attached or otherwise encumbered, and any purported pledge, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(b)    Restrictions on Exercisability. Each Award, and each right under any Award, shall be exercisable during the lifetime of the Participant only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative.

16.    Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a)    Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 16 (b), this Plan will terminate on the earlier of (i) the date all Shares reserved for issuance have been issued, or (ii) the tenth anniversary of the Effective Date.

(b)    Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)    the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)    shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)    shareholders must approve any of the following Plan amendments: (A) an amendment to materially increase the Plan Reserve or the number of Shares specified in Sections 6(a) or 6(e) (except as permitted by Section 18), (B) an amendment to expand the group of individuals that may become Participants, or (C) an amendment that would diminish the shareholder protections afforded by Section 13 or Section 16(e).

(c)    Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)    Except as provided in Section 16(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the definition of Performance Goals, subsection (ii) hereof, or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant or any other person(s) as may then have an interest in the Award. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)    Notwithstanding anything to the contrary in an Award Agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit an Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if (A) while the Participant is employed by or in service with the Company or any Affiliate, the Participant competes with the Company or an Affiliate, participates in any enterprise that competes with the Company or an Affiliate or uses or discloses, other than as expressly authorized by the Company, any confidential business information or trade secrets that the Participant obtains during the course of his or her employment or service with the Company or any Affiliate; or (B) after the Participant is no longer employed by or in service with the Company or any Affiliate, the Participant is determined by the Administrator in its reasonable discretion (1) to be in breach of any confidentiality, noncompetition, nonsolicitation or similar agreement between the Participant, on the one hand, and the Company or any Affiliate, on the other hand (the Participant’s “Restrictive Agreement”), or (2) while any Award Agreement is in effect, to have engaged in conduct that would have constituted a breach of the Participant’s Restrictive Agreement if such Restrictive Agreement were then in effect.

(iii)    Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time (to the extent contemplated by such policies) and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time (to the extent contemplated by such requirements).

(iv)    Unless the Award Agreement specifies otherwise, the Administrator may cancel any Award at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan.

(d)    Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 16 and to otherwise administer the Plan will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)    Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 18, neither the Administrator nor any other person may decrease the exercise or grant price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)    Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 16(b).

In addition, if an Award is held by a Participant who is employed or residing in a foreign country and the amount payable or Shares issuable under such Award would be taxable to the Participant under Code Section 457A in the year such Award is no longer subject to a substantial risk of forfeiture, then the amount payable or Shares issuable under such Award shall be paid or issued to the Participant as soon as practicable after such substantial risk of forfeiture lapses (or, for Awards that are not considered nonqualified deferred compensation subject to Code Section 409A, no later than the end of the short-term deferral period permitted by Code Section 457A) notwithstanding anything in this Plan or the Award Agreement to contrary.

(g)    Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

17.    Taxes.

(a)    Withholding. In the event the Company or an Affiliate of the Company is required to withhold any Federal, state or local taxes or other amounts (collectively, the “Tax Obligations”) in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy the Tax Obligations by any of the following, unless the Administrator has provided otherwise in an Award Agreement:

(i)    By deducting (or require an Affiliate to deduct) from any payments of any kind otherwise due the Participant cash or Shares otherwise deliverable or vesting under an Award having a Fair Market Value, equal to the Tax Obligations;

(ii)    Require such Participant to pay to the Company, in cash, promptly on demand, or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of the Tax Obligations;

(iii)    If Shares have been delivered under an Award, require such Participant to tender Shares having a Fair Market Value equal to the Tax Obligations back to the Company, promptly on demand; or

(iv)    If Shares are deliverable upon exercise or payment of an Award, permit a Participant to elect to satisfy all or a portion of the Tax Obligations by (i) having the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the Tax Obligations.

Notwithstanding the foregoing, in the case of clauses (iii) or (iv), the Fair Market Value of such Shares may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge.

If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires. In any case, the Company may defer making payment or delivery under any Award if any such tax may be pending unless and until indemnified to its satisfaction.

(b)    No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(c)    Participant Responsibilities. If a Participant shall dispose of Stock acquired through exercise of an ISO within either (i) two (2) years after the date the Option is granted or (ii) one (1) year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven (7) days of the date of such disqualifying disposition. In addition, if a Participant elects, under Code Section 83, to be taxed at the time an Award of Restricted Stock (or other property subject to such Code section) is made, rather than at the time the Award vests, such Participant shall notify the Company within seven (7) days of the date the Participant makes such an election.

18.    Adjustment Provisions; Change of Control.

(a)    Adjustment of Shares. If: (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Board or Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject only to such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)    Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)    Change of Control. In the event of a Change of Control:

(i)    Assumption of Awards by Survivor. If the purchaser, successor or surviving entity (or parent thereof) (the “Survivor”) so agrees, some or all outstanding Awards shall be assumed, or replaced with the same type of award with similar terms and conditions, by the Survivor. If applicable, each Award which is assumed or replaced by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made. Each such assumed or replacement award shall provide that if the Participant’s employment is terminated without Cause by the Survivor or an Affiliate, or by the Participant for Good Reason, in either case within twenty-four (24) months following the Change of Control, then effective on the date of such termination: (A) all of the Participant’s outstanding options or stock appreciation rights shall become exercisable in full, (B) all time-based vesting requirements of any of the Participant’s outstanding awards shall be deemed satisfied in full, and (C) all performance-based vesting requirements of any of the Participant’s outstanding awards for which the performance period has not yet ended shall be deemed satisfied at the maximum level for such award. Notwithstanding the foregoing, if the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Participant’s termination of employment following Change of Control on the Participant’s Awards, then such agreement shall control to the extent it provides better treatment than is provided hereinabove.

(ii)    Treatment if Awards Not Assumed. To the extent the Survivor does not assume the Awards or issue replacement awards as provided in clause (i), then immediately prior to the date of the Change of Control:

(A)         Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award. For clarity, if such amount is $0, then the Option or SAR shall be cancelled for no payment or other consideration;

(B)         Restricted Stock, Restricted Stock Units and Deferred Stock Rights (that are not Stock Performance Awards) that are not then vested shall vest in full;

(C)         All Stock Performance Awards and Cash Incentive Awards that are earned but not yet paid shall be paid, and all Stock Performance Awards and Cash Incentive Awards for which the performance period has not ended shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s) based on the level of achievement of the Performance Goals (as measured at the time of the Change of Control), but pro-rated based on the length of the performance period that has elapsed as of the date of the Change of Control;

(D)         All dividends credited with respect to Restricted Shares, and all Dividend Equivalent Units credited with respect to any other Full-Value Award that are not vested shall vest (to the same extent as the Restricted Share Award or other Full-Value Award to which such dividends or Dividend Equivalent Units relate are vested) and be paid; and

(E)         All other Awards that are not vested shall vest in full (if vesting is based on time only) or shall vest in the same manner as described in clause (C) (if vesting is based on performance) and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the per share Change of Control price. The Administrator shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction. Notwithstanding anything to the contrary herein, in the event of a Change of Control, the Administrator may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other shareholders of the Company in the event. In the case of any Option or SAR with an exercise or grant price that equals or exceeds the price paid for a share of Stock in connection with the Change of Control, the Administrator may cancel the Option or SAR without the payment of consideration therefor.

(d)    Application of Limits on Payments.

(i)    Determination of Cap or Payment. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if any payment or benefits paid by the Company pursuant to this Plan, including vesting or similar provisions (“Plan Payments”), would cause some or all of the Plan Payments or any other payments made to or benefits received by a Participant in connection with a Change of Control (such payments or benefits, together with the Plan Payments, the “Total Payments”) to be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this Section 18(d), then the Total Payments shall be delivered either (A) in full or (B) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of (A) or (B) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax).

(ii)    Procedures. Upon the reasonable request of either the Participant or the Company, the Company, at the Company’s expense, shall engage nationally recognized tax counsel (“National Tax Counsel”), selected by the Company’s independent auditors (which may be regular outside counsel to the Company), to make the determination (which need not be unqualified) of which alternative under the preceding paragraph results in the receipt by the Participant of the greatest benefit on an after-tax basis. The determination of National Tax Counsel shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such National Tax Counsel so requests, the Company shall obtain, at the Company’s expense, and the National Tax Counsel may rely on, the advice of a firm of recognized executive compensation consultants for any matters relevant to such determination

(iii)    Costs of Determinations. The Company agrees to bear all costs associated with, and to indemnify and hold harmless, the National Tax Counsel of and from any and all claims, damages, and expenses resulting from or relating to its determinations pursuant to this Section 18(d), except for claims, damages or expenses resulting from the gross negligence or willful misconduct of such firm.

19.    Miscellaneous.

(a)    Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate, including, without limitation, provisions for:

(i)    one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Administrator determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that no such deferral means may result in an increase in the number of Shares issuable under this Plan);

(ii)    restrictions on resale or other disposition of Shares; and

(iii)    compliance with federal or state securities laws and stock exchange requirements.

(b)    Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)    a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)    a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Non-Employee Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)    a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)    a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)    No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)    Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)    Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

(f)    Restrictive Legends; Representations. All Shares delivered (whether in certificated or book entry form) pursuant to any Award or the exercise thereof shall bear such legends or be subject to such stop transfer orders as the Administrator may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Administrator may require each Participant or other Person who acquires Shares under the Plan by means of an Award to represent to the Company in writing that such Participant or other Person is acquiring the Shares without a view to the distribution thereof.

(g)    Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Nevada, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, may only be brought and determined (i) in a court sitting in the State of Nevada and (ii) in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h)    Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i)    Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j)    Severability. If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

Your **Vote** Counts!

COMSTOCK INC.

2026 Annual Meeting
Vote by May 27, 2026
11:59 PM ET

comstock

COMSTOCK INC.
ATTN: SECRETARY
P.O. BOX 1118
VIRGINIA CITY, NV 89440

V89367-P47412

You invested in COMSTOCK INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 28, 2026.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 14, 2026. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your 16-digit control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

May 28, 2026
9:00 AM PDT

Peppermill Hotel
2707 S. Virginia St.
Reno, NV 89502

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:** 01) Donald A. Colvin 02) Corrado De Gasperis 03) Leo M. Drozdoff 04) Walter A. Marting Jr. 05) William J. Nance 06) Steven Y. Pei 07) Kristin M. Slanina 08) Robert M. Spence	For
2.	Ratify the appointment of Assure CPA, LLC as Comstock Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2026.	For
3.	Approve a non-binding advisory resolution for the compensation of Comstock Inc.'s named executive officers.	For
4.	Approve the Comstock Inc. 2026 Equity Incentive Plan.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V89368-P47412

comstock

COMSTOCK INC.
ATTN: SECRETARY
P.O. BOX 1118
VIRGINIA CITY, NV 89440

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V89365-P47412 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COMSTOCK INC.

The Board of Directors recommends you vote "FOR" all the director nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Donald A. Colvin
02) Corrado De Gasperis
03) Leo M. Drozdoff
04) Walter A. Marting Jr.
05) William J. Nance
06) Steven Y. Pei
07) Kristin M. Slanina
08) Robert M. Spence

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4:

NOTE: Please sign exactly as your name(s) appear(s) on this Proxy. This section must be completed for your vote to count if you are voting by mail. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V89366-P47412

COMSTOCK INC.

This proxy is solicited on behalf of the Board of Directors of Comstock Inc.

For the Annual Meeting of Shareholders on May 28, 2026.

The undersigned appoints William J. Nance and Walter A. Marting Jr. and either of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of common stock of Comstock Inc. held of record by the undersigned on March 31, 2026 at the Annual Meeting of Shareholders to be held on May 28, 2026, at 9:00 am Pacific Daylight Time, at the Peppermill Hotel, 2707 S. Virginia St., Reno, NV 89502 and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this Proxy will be voted FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

(Continued, and to be dated and signed, on the other side)